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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

WORLD FUEL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street
Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 26, 2016

April 12, 2016

             Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION will be held on Thursday, May 26, 2016, at 8:00 a.m., Eastern Time, at our offices at 9800 Northwest 41st Street, Miami, Florida 33178 for the following purposes:

  1.
  To elect as directors the nine nominees named in the attached proxy statement;

  2.
  To approve the World Fuel Services Corporation 2016 Omnibus Plan;

  3.
  To conduct a non-binding, advisory vote on executive compensation;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2016 fiscal year; and

  5.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

             These matters are more fully discussed in the accompanying proxy statement.

             Shareholders of record at the close of business on March 18, 2016 are entitled to notice of and to vote at the meeting and any adjournment thereof.

             Whether or not you expect to be present at the meeting, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors WORLD FUEL SERVICES CORPORATION

R. Alexander Lake, Jr. Senior Vice President, General Counsel and Corporate Secretary

             We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report for the year ended December 31, 2015 on or about April 12, 2016.

Our proxy statement and annual report are available online at: www.proxyvote.com

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.

2016 ANNUAL MEETING

Date and Time:	Thursday, May 26, 2016, at 8:00 a.m. Eastern Time
Place:	World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida, 33178
Record Date:	March 18, 2016
Voting:	Each share of common stock outstanding at the close of business on March 18, 2016 has one vote on each matter that is properly submitted for a vote at the annual meeting.

PROPOSALS AND BOARD RECOMMENDATION

PROPOSAL	Board Recommendation	Page Reference (for more details)
Election of Directors	FOR each Director Nominee	8
Approval of 2016 Omnibus Plan	FOR	58
Non-Binding, Advisory Vote on Executive Compensation	FOR	71
Ratification of PwC as our independent registered certified public accounting firm	FOR	73

2015 EXECUTIVE COMPENSATION HIGHLIGHTS

The following summary of our executive compensation program highlights our commitment to executive compensation practices that align the interests of our executives and shareholders. For a comprehensive discussion of our executive compensation, see "Compensation Discussion and Analysis", beginning on page 30 of this proxy statement.

What We Do	What We Don't Do

✓

Executive compensation program tied to our financial and operating performance and the creation of shareholder value

✓

Robust stock ownership guidelines applicable to executive officers

✓

Rigorous stock retention requirements applicable to NEOs

✓

Policies prohibiting hedging of shares by NEOs, employees and directors

✗ NEOs not eligible for guaranteed bonuses ✗ No tax gross ups ✗ No excessive perquisites
World Fuel Services Corporation | 2016 Proxy Statement i

    In addition, our 2016 Omnibus Plan, for which we are requesting shareholder approval, in combination with certain Board policies, includes the following key features:

  •
  No liberal share recycling
  •
  95% of equity awards subject to minimum vesting requirements of one year
  •
  No discretionary authority to accelerate awards upon termination
  •
  No single-trigger vesting of awards upon a change of control
  •
  No repricing of options or stock appreciation rights without shareholder approval
  •
  No evergreen provisions
  •
  Limits on equity awards to non-employee directors

BOARD AND GOVERNANCE HIGHLIGHTS

We believe good governance is critical to achieving long-term shareholder value. The following table summarizes certain highlights of our corporate governance practices, policies and highlights. For a comprehensive discussion of our corporate governance policies, see "Corporate Governance", beginning on page 14 of this proxy statement.

✓

Director resignation policy for all directors in uncontested elections

✓

Annual election of directors

✓

Majority independent board

✓

Regular shareholder engagement on governance, compensation and other issues of interest to our shareholders

✓

Robust stock ownership guidelines applicable to directors

✓

No related party transactions in 2015

✓

Independent lead director facilitates and strengthens the Board's independent oversight

✓

Independent directors meet in executive session without management present

✓

Strong board oversight of risk management process

✓

Annual board evaluations and self-assessments

✓

Policies prohibiting hedging of shares by directors

World Fuel Services Corporation | 2016 Proxy Statement ii

Annex A:	World Fuel Services Corporation 2016 Omnibus Plan	A-1
World Fuel Services Corporation | 2016 Proxy Statement iii

WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street
Miami, Florida 33178

 PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 26, 2016

             The proxy materials listed below are available to you at www.proxyvote.com. You will need your 12-digit control number found on your proxy card, voter instruction form or Notice of Internet Availability to access these materials:

  •
  our annual report for the fiscal year ended December 31, 2015;

  •
  our 2016 proxy statement (including all attachments thereto);

  •
  the proxy card; and

  •
  any amendments to the foregoing materials that are required to be furnished to shareholders.

             Among other things, this proxy statement contains information regarding (i) the date, time and location of the meeting; (ii) a list of the matters being submitted to the shareholders; and (iii) information concerning voting for these matters at the meeting.

INTRODUCTION

             This proxy statement is furnished to the shareholders of World Fuel Services Corporation in connection with the solicitation of proxies by the Board of Directors, or the "Board", for the 2016 annual meeting of shareholders, or the "Annual Meeting". The terms "World Fuel", "Company," "we," "our" and "us" used in this proxy statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

             We are utilizing the Securities and Exchange Commission, or SEC, rule allowing companies to furnish proxy materials to their shareholders over the Internet. In accordance with this rule, on or about April 12, 2016, we sent our shareholders at the close of business on March 18, 2016 a Notice of Internet Availability of Proxy Materials for the Annual Meeting, which we refer to as the "Notice". The Notice contains instructions on how to access our proxy statement and annual report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions included in the Notice for requesting such materials at no charge.

World Fuel Services Corporation | 2016 Proxy Statement 1

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the date, time and place of the Annual Meeting?

             Our Annual Meeting will be held on Thursday, May 26, 2016, at 8:00 a.m., Eastern Time, at our offices at 9800 Northwest 41st Street, Miami, Florida 33178.

What am I being asked to vote on and what is the Board recommendation?

             At the Annual Meeting you will be asked to vote on the following four proposals. Our Board recommendation for each of these proposals is set forth below:

	Proposal	Board Recommendation
1.	To elect nine directors each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified.	FOR each Director Nominee
2.	To approve the World Fuel Services Corporation 2016 Omnibus Plan (the "2016 Omnibus Plan" or the "Plan").	FOR
3.
	To approve on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S- K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below.	FOR
4.	To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered certified public accounting firm for the 2016 fiscal year.	FOR

             You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

             Only holders of record of our common stock at the close of business on March 18, 2016, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 70,815,275 shares of our common stock were issued and outstanding.

World Fuel Services Corporation | 2016 Proxy Statement 2

What is the difference between a shareholder of record and a beneficial owner?

             If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the "shareholder of record."

             If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a "nominee", you are considered the "beneficial owner" of shares held in street name. The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

What are the voting rights of our shareholders?

             Our shareholders have one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting. For example, if you owned 100 shares of our common stock at the close of business on March 18, 2016, you can cast 100 votes for each matter properly presented at the Annual Meeting. Holders of our common stock have no cumulative voting rights.

What constitutes a quorum?

             A quorum will be present at the Annual Meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the Annual Meeting in person or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What are "broker non-votes" and how are they treated?

             A "broker non-vote" occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the shareholder of record, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange, or "NYSE", allow brokers the discretionary authority to vote your shares with respect to "routine" matters but not "non-routine" matters.

             The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions. If they cannot, such broker

World Fuel Services Corporation | 2016 Proxy Statement 3

non-vote will not be counted as a vote cast and will therefore have no impact on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?
Election of Directors	No
Approval of the 2016 Omnibus Plan	No
Non-Binding, Advisory Vote on Executive Compensation	No
Ratification of Independent Registered Certified Public Accounting Firm	Yes

             If other matters are properly brought before the Annual Meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining whether a quorum is present.

How are abstentions treated?

             Abstentions will not be counted as votes cast in the final tally of votes with regard to Proposals 1, 3 and 4. Therefore, abstentions will have no effect on the outcome of these proposals. Proposal 2 (Approval of the 2016 Omnibus Plan) is subject to NYSE shareholder approval rules which provide that abstentions are counted as votes cast. Therefore abstentions will have the effect of a vote "AGAINST" Proposal 2. As stated above, abstentions will be counted for the purpose of determining whether a quorum is present.

Will my shares be voted if I do not provide my proxy?

             If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to "routine" matters (as described above under the caption "What are "broker non-votes" and how are they treated?") even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a shareholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

    To Vote by Internet, Telephone or Mail:

             You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

  •
  To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12-digit control number included on your proxy card, voter instruction form or Notice.
World Fuel Services Corporation | 2016 Proxy Statement 4

  •
  To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 12- digit control number included on your proxy card, voter instruction form or Notice.
  •
  If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:

    1)
    By Internet: by visiting www.proxyvote.com

    2)
    By phone: by using the phone number listed on the Notice

             To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on Wednesday, May 25, 2016.

    To Vote in Person:

             If your shares are registered in your name, you must bring a valid photo identification and deliver your completed proxy card or ballot in person.

             If you hold your shares in "street name," you will need to bring a valid photo identification to the Annual Meeting and obtain a legal proxy from your bank, broker or other nominee to vote the shares that are held for your benefit, attach such legal proxy to your completed proxy card and deliver it in person.

What vote is required for the proposals?

Proposal	Description of Votes Needed
Election of Directors	The nine nominees for election as directors will be elected by a "plurality" of the votes cast at the Annual Meeting. This means that the nine nominees who receive the highest number of "FOR" votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Withhold votes will not be counted as votes cast either for or against the election of a director and will have no effect on the results of the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. See page 8 of this proxy statement for additional information about our director resignation policy in uncontested elections.
Approval of the 2016 Omnibus Plan	The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the 2016 Omnibus Plan.
Non-Binding, Advisory Vote on Executive Compensation	The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote with respect to executive compensation.
Ratification of Independent Registered Certified Public Accounting Firm
The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of PwC as our independent registered public accounting firm for the 2016 fiscal year.
World Fuel Services Corporation | 2016 Proxy Statement 5

How will my proxy holder vote?

             The enclosed proxy designates Michael J. Kasbar, our Chairman, President and Chief Executive Officer and Paul H. Stebbins, Chairman Emeritus, to hold your proxy and vote your shares. Messrs. Kasbar and Stebbins will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. Messrs. Kasbar and Stebbins intend to vote all shares of our common stock represented by proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows:

Proposal
Election of Directors	FOR each Director Nominee
Approval of the 2016 Omnibus Plan	FOR
Non-Binding, Advisory Resolution on Executive Compensation	FOR
Ratification of Independent Registered Certified Public Accounting Firm	FOR

What happens if additional matters are presented at the Annual Meeting?

             Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders named in the attached proxy card, such persons will vote in accordance with the recommendation of our Board, "FOR" or "AGAINST" such other matters.

Can I change my vote after I have voted?

             Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting in person at the Annual Meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mail, at any time prior to its exercise by (i) filing with our Corporate Secretary a duly executed revocation of proxy, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) appearing at the Annual Meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

If I plan to attend the Annual Meeting, should I still vote by proxy?

             Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

What do I need to bring with me in order to attend the Annual Meeting?

             If you are a shareholder of record, you will need to bring with you to the Annual Meeting any proxy card that is sent to you and valid photo identification. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.

             If you are the beneficial owner of shares held in street name, bring with you to the Annual Meeting your most recent brokerage statement or a letter from your bank, broker,

World Fuel Services Corporation | 2016 Proxy Statement 6

trustee, agent or other record holder indicating that you beneficially owned shares of our common stock on March 18, 2016 and valid photo identification. We can use that to verify your beneficial ownership of common stock and admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a legal proxy from your bank, broker, trustee, agent or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

Where can I find voting results of the Annual Meeting?

             We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

How can I nominate directors at an Annual Meeting?

             Our By-Laws provide that a shareholder wishing to nominate a director at a shareholders' meeting must deliver written notice to our Corporate Secretary that meets the procedural and disclosure requirements set forth in our By-Laws, including disclosure of: (i) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in our securities; (ii) information we deem appropriate to ascertain the nominee's qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (iii) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary.

What was the deadline to nominate a director for the Annual Meeting?

             According to the advance notice provisions contained in our By-Laws, any shareholder who intended to nominate a director at the Annual Meeting was required to deliver a notice to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, FL 33178 not less than 90 days (February 29, 2016) nor more than 120 days (February 1, 2016) prior to the anniversary date of the 2015 annual meeting of shareholders (May 29, 2016). A nomination not made in accordance with the procedures set forth in our By-Laws is void.

Who should I call with other questions?

             If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our annual report, please contact: World Fuel Services Corporation at 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, Telephone: (305) 428-8000.

World Fuel Services Corporation | 2016 Proxy Statement 7

I. PROPOSAL NO. 1—ELECTION OF DIRECTORS

             Nine individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All of such persons are presently directors.

             The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed as nominees in the table below. We do not contemplate that any nominee named in the table will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board of Directors chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board may consist of four to ten directors, and the Board may increase or decrease the number of directors by amending our By-Laws. The Board presently consists of nine directors.

Director Resignation Policy

             We have adopted a director resignation policy for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In uncontested elections of directors, such as this election, any director nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election must promptly tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend to the Board whether the Board should accept or reject the resignation or whether other action should be taken. The Board will publicly disclose its decision regarding the tendered resignation within 90 days after certification of the election results. The director whose resignation is under consideration will not participate in the recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation. If a director's resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. A copy of our director resignation policy, included in our Corporate Governance Principles, is available on our website at www.wfscorp.com. Our website and information contained on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

Director Nominees

             We believe that each of our nominees possesses the experience, skills and qualities to fully perform his duties as a director and to contribute to our success. In addition, each of our nominees is being nominated because they each possess the highest standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our shareholders and are able to dedicate sufficient time to fulfilling their obligations as a director. Our nominees as a group complement each other and each other's respective experiences, skills and qualities. For an additional discussion of the nomination process, see "The Governance Committee and Nominating Subcommittee" beginning on page 20 of this proxy statement.

World Fuel Services Corporation | 2016 Proxy Statement 8

             The following table sets forth certain information with respect to each nominee for election to the Board. The biographies of each of the nominees and directors contain information regarding the individual's service as a director, business experience, director positions held currently or within the last five years, and the experience, qualifications, attributes or skills that led to the conclusion that the individual should serve as a director of the Company.

MICHAEL J. KASBAR

Chairman, President and Chief Executive Officer Age: 59 Director Since: 1995

Mr. Kasbar has served as Chairman of the Board since May 2014 and has served as President and Chief Executive Officer of the Company since January 2012. From July 2002 to December 2011, he served as President and Chief Operating Officer of the Company. From January 1995 to July 2002, he served as Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, and its affiliated companies. Mr. Kasbar co-founded Trans-Tec Services, Inc. in 1985 and has extensive executive experience in the fuel services business. Mr. Kasbar is also a member of the Business Roundtable. Mr. Kasbar is the first cousin of Richard A. Kassar, a director of the Company.

Mr. Kasbar brings to the Board a unique understanding of our strategies and operations through over 20 years of service to our Company and 30 years of experience in the fuel services business.

KEN BAKSHI

Director Age: 66 Director Since: 2002 Committees: • Compensation (Chairman) • Nominating Subcommittee (Chairman) • Governance • Technology and Operations

Mr. Bakshi has served as a director of the Company since 2002. Since June 2003, Mr. Bakshi has also been managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately-owned equity investment and consulting companies. From July 2013 to June 2015, Mr. Bakshi served as Executive Chairman of the board of directors of Amala Inc., a skin care products company. Prior to that, from April 2008 to July 2013, he was Chairman of the board of directors and Chief Executive Officer of Amala Inc. From March 2006 through June 2009, he was Vice Chairman of the board of directors of Row 2 Technologies, a software development firm he co-founded, and from December 2002 to February 2006, he was employed by Row 2 Technologies as Chief Executive Officer. From July 2000 to December 2002, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1998 to 2000, Mr. Bakshi served as Senior Vice-President of Wyeth (formerly known as American Home Products Corp.), a NYSE company. Prior to 1998, Mr. Bakshi served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994.

World Fuel Services Corporation | 2016 Proxy Statement 9

Mr. Bakshi brings to the Board extensive experience in private equity investments, management consulting and technology and significant executive experience running operating units within large multinational publicly-traded corporations.

JORGE L. BENITEZ

Director Age: 56 Director Since: 2015 Committees: • Governance • Technology and Operations (Chairman)

Mr. Benitez has served as a director of the Company since January 2015. Mr. Benitez retired from Accenture plc in September 2014 after more than 33 years of service, the last three years of which Mr. Benitez served as Chief Executive Officer of North America, where he had primary responsibility for Accenture's business and operations in North America. From September 2006 to August 2011, Mr. Benitez served as Chief Operating Officer, Products Operating Group, the largest of Accenture's five operating groups, where he was responsible for executing the business strategy and ensuring operational excellence across a wide set of consumer industry groups, including: automotive; air, freight and travel services; industrial equipment; and infrastructure and transportation services. Prior to that, Mr. Benitez held various senior leadership roles and other positions since joining Accenture in 1981. Mr. Benitez now serves as a director and member of the risk and compliance committee of Fifth Third Bancorp, a NASDAQ company.

Mr. Benitez brings to the Board his extensive experience developing and executing business strategies across a range of industries, particularly air, freight and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly-traded corporation.

RICHARD A. KASSAR

Director Age: 68 Director Since: 2002 Committees: • Audit • Compensation • Governance • Technology and Operations

Mr. Kassar has served as a director of the Company since 2002. Mr. Kassar is the Chief Financial Officer of Freshpet Company, a NASDAQ company [FRPT] since July 2014 and is currently a principal of Go7Brands, LLC, a brand management company, where he also serves as Senior Vice-President and Chief Financial Officer. Previously, Mr. Kassar had served as President of Freshpet Company from January 2011 to July 2014 and as Chief Executive Officer from October 2006 to December 2010. From February 2002 to July 2006, Mr. Kassar was the Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands, a manufacturer of household products. From 1986 to December 1999, he was employed by Chock Full O'Nuts, a coffee company, in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Vaughan Foods, Inc., a NASDAQ company until March 2010, which was sold in October 2011. Until March 2010, Mr. Kassar also served as a director, member of the compensation committee and chairman of the audit committee of Velocity Express, Inc., a NASDAQ company until August 2009, which was sold in November 2009. Mr. Kassar is the first cousin of Michael J. Kasbar, our Chairman, President and Chief Executive Officer.

World Fuel Services Corporation | 2016 Proxy Statement 10

Mr. Kassar brings to the Board his extensive executive experience in brand management, consumer products and corporate finance and has significant experience as a senior finance executive.

MYLES KLEIN

Director Age: 77 Director Since: 1995 Committees: • Audit • Governance

Mr. Klein has served as a director of the Company since February 1995. Mr. Klein is a Certified Public Accountant. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton. Subsequent to 1985, Mr. Klein practiced as Myles Klein, P.A. or Klein & Barreto, P.A. until July 2006 when he sold his accounting practice to Klein, Mendez & Rothbard, LLC.

Mr. Klein brings to the Board over 35 years of experience advising a broad range of clients in corporate finance, tax and accounting matters and significant experience in the management of accounting firms.

World Fuel Services Corporation | 2016 Proxy Statement 11

JOHN L. MANLEY

Director Age: 67 Director Since: 2010 Committees: • Audit (Chairman) • Governance • Technology and Operations

Mr. Manley has served as a director of the Company since October 2010. Mr. Manley retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner, the last three years of which Mr. Manley was Managing Partner of Deloitte's Northeast Region Audit and Enterprise Risk Services Practice. Mr. Manley founded and was the National Director of Deloitte's Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities. Before joining Deloitte, Mr. Manley had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission, or CFTC, in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC. Mr. Manley served as a director and Chairman of the audit committee of UBS Trust Company N.A. from 2013 to August 2015. Mr. Manley is a Certified Public Accountant, on inactive status.

Mr. Manley brings to the Board extensive executive management, financial reporting, risk management and regulatory experience.

J. THOMAS PRESBY

Director, Lead Independent Director Age: 76 Director Since: 2003 Committees: • Audit • Governance • Nominating Subcommittee

Mr. Presby has served as a director of the Company since February 2003. Mr. Presby retired in 2002 as a partner in Deloitte Touche Tohmatsu, an accounting and consulting firm. At Deloitte, Mr. Presby held numerous positions in the U.S. and abroad, including the posts of Deputy Chairman and Chief Operating Officer. Mr. Presby now serves as a director and chairman of the audit committee of Exam Works Group, Inc. and as a director of First Solar, Inc., where he chaired the audit committee for ten years. In addition, Mr. Presby served as a director and chairman of the audit committee of Invesco Ltd. from November 2005 to May 2015, of Tiffany & Co. from November 2003 to May 2012, and of American Eagle Outfitters from December 2005 until January 2011. Mr. Presby also previously served as a director and chairman of the audit committees of Greenpoint Financial Corp., Practice Works Inc., TurboChef Technologies, Inc. and the German Marshall Fund of the United States. He previously served as a trustee of Rutgers University and Montclair State University. Mr. Presby is a Certified Public Accountant and a holder of the NACD Certificate of Director Education. Mr. Presby was named one of the top 100 directors of 2011 by the NACD.

Mr. Presby brings to the Board extensive experience in finance and accounting as well as significant management experience in the U.S. and abroad.

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STEPHEN K. RODDENBERRY

Director Age: 67 Director Since: 2006 Committees:	Mr. Roddenberry has served as a director of the Company since June 2006. Mr. Roddenberry is a partner in the law firm of Akerman LLP where he has been employed as an attorney since 1988.
• Governance (Chairman; Presiding Director) • Compensation	Mr. Roddenberry brings to the Board extensive experience in private equity mergers and acquisitions, investment management, venture capital, public finance and securities.

PAUL H. STEBBINS

Chairman Emeritus Age: 59 Director Since: 1995
Mr. Stebbins has served as Chairman Emeritus since May 2014 and has served as a director of the Company since June 1995. Prior to his appointment as Chairman Emeritus, from January 2012 to May 2014, Mr. Stebbins served as Executive Chairman of the Board. From July 2002 to December 2011, he served as Chairman of the Board and Chief Executive Officer of the Company and, from August 2000 to July 2002, he served as President and Chief Operating Officer. From January 1995 to August 2000, Mr. Stebbins served as President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), at the time our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, which Mr. Stebbins co-founded in 1985. In December 2006, Mr. Stebbins joined the board of directors of First Solar, Inc., a NASDAQ company, and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees. Mr. Stebbins is a member of the Board of Trustees of the Amigos de las Americas Foundation of Houston, Texas (amigosinternational.org) and Board of Directors of The Silk Road Project founded by Yo-Yo Ma (silkroadproject.org). Mr. Stebbins is also a member of the leadership council of Fix The Debt Campaign (fixthedebt.org) and serves on the Energy Security Leadership Council of S.A.F.E. (Securing America's Future Energy—secureenergy.org).
Mr. Stebbins brings to the Board a unique understanding of our strategies and operations through over 20 years of service to our Company and 30 years of experience in the fuel services business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE DIRECTOR NOMINEES.

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II. CORPORATE GOVERNANCE

Board Leadership Structure

             The Board regularly considers the appropriate leadership structure for the Company and does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different Board leadership structures may be appropriate for the Company at different times, and that it should have the flexibility to make this decision based on its evaluation of current circumstances. When making this decision, the Board considers factors such as:

  •
  the person filling each role;

  •
  the presence of a lead independent director and the person in that role;

  •
  the composition, independence, and effectiveness of the entire Board;

  •
  other corporate governance structures in place; and

  •
  the Company's management succession plan.

             Mr. Kasbar currently serves as Chairman of the Board in addition to his role as President and Chief Executive Officer. Our Board believes that our Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board given that he has the primary responsibility for managing the Company's day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses. The Board also believes that the Chief Executive Officer serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board's overall decision-making process.

             In making its decision to combine the roles of Chief Executive Officer and Chairman of the Board, the Board considered that its leadership structure was appropriate given the following strong governance structures and processes that are in place to ensure the independence of the Board, eliminate conflicts of interest and prevent the dominance of the Board by senior management:

  •
  the presence of, and the responsibilities and authority of, the Board's strong lead independent director;

  •
  the composition of the Board which includes a super-majority of independent non-management directors;

  •
  the composition of the Board's standing committees which are comprised of and chaired solely by independent non-management directors;

  •
  the fact that the independent non-management directors meet in regular executive sessions without management present to discuss the effectiveness of our management, the quality of the Board meetings and any other issues and concerns; and

  •
  the fact that all Board members have unrestricted access to management and outside advisors.
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Lead Independent Director

             Our lead independent director is elected annually by the independent directors and has duties consistent with best practices, including:

  •
  presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors at which the Chairman of the Governance Committee is not present;

  •
  serving as a liaison between the Chairman of the Board and the independent directors;

  •
  approving meeting agendas for the Board;

  •
  approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  having the authority to call meetings of the independent directors;

  •
  if requested by major shareholders, ensuring that he or she is available for consultations and direct communication;

  •
  having the authority to retain outside advisors and consultants who report directly to the Board; and

  •
  consulting with and assisting the Chief Executive Officer in accomplishing his objectives as the Chief Executive Officer deems appropriate.

             Currently, Mr. Presby serves as our lead independent director. The Board believes that having a lead independent director benefits us and our shareholders by providing leadership and an organizational structure for the independent directors.

Shareholder Engagement

             We regularly engage with our shareholders to understand better their perspectives on our Company, including our strategies, performance, matters of corporate governance and executive compensation. This dialogue has helped inform the Board's decision-making and ensure our interests remain well-aligned with those of our shareholders. In recent years, these engagements covered governance issues, such as majority voting, board leadership and director nomination processes, and compensation and capital allocation policies. During 2015, we interacted with 18 of the 25 largest active shareholders of our common stock, representing approximately 48 percent of our shares. We believe that all these engagements provide valuable feedback and this feedback is shared quarterly with the Board and its relevant committees. As a result of the feedback we received from our shareholders in the past few years, we have, among other things,

  •
  adopted a director resignation policy for all directors in uncontested elections;

  •
  enhanced our disclosure regarding our director nomination process and the combined skills of our board;

  •
  modified our compensation programs for our segment executives so that their compensation is more closely aligned with the company's aggregate financial performance; and
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  •
  modified our 2016 long-term incentive compensation programs to enhance predictability and shareholder alignment.

Meetings

             During 2015, the Board met seven times. Each current director who served during 2015 attended at least 75% of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he served. In addition, it is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors attended the 2015 annual meeting of shareholders.

             All of our independent directors meet in executive session (without management present) prior to each scheduled Board meeting and at other times as they may deem necessary. Mr. Roddenberry currently serves as the Presiding Director over all executive sessions of the independent directors.

Director Independence

             Our Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the listing standards of the NYSE. In addition, members of our Audit Committee must meet the independence standards for Audit Committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the independence standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the NYSE listing standards and Section 162(m) of the Internal Revenue Code (the "Code"). The Board may also consider other factors in making its determination that a director has no material relationship with us that could compromise that director's independence.

             Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Our Board affirmatively determined that seven of the eight existing non-management directors, Messrs. Bakshi, Benitez, Kassar, Klein, Manley, Presby and Roddenberry are independent of us and our management under NYSE listing standards, and our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar's ability to exercise his independent judgment as our director. Mr. Kasbar is not deemed to be an independent director because of his employment relationship with us. Additionally, although Mr. Stebbins is a non-management director, he is not deemed to be independent because of his recent employment relationship with us, which existed within the last three years. As a result, Messrs. Kasbar and Stebbins are precluded from sitting on our Audit, Compensation, Governance and Technology and Operations Committees.

Committees of the Board

             Our Board has four standing committees: the Governance Committee, the Audit Committee, the Compensation Committee and the Technology and Operations Committee.

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The following table illustrates the current membership of each of our Board's committees, which are composed entirely of independent directors:

Director	Audit	Compensation	Governance	Technology and Operations

Ken Bakshi		Chairman
Jorge L. Benitez				Chairman
Richard A. Kassar
Myles Klein
John L. Manley	Chairman
J. Thomas Presby
Stephen K. Roddenberry			Chairman

             Each of the Board's committees operates under a written charter adopted by our Board which addresses the purpose, duties and responsibilities of the committee. Each committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. During 2015, each committee reviewed and revised its charter and each of the revised committee charters was subsequently approved by the Board. A current copy of each committee charter can be found on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. In 2015, members of each of the committees conducted evaluations of their respective committee's performance during 2015 in accordance with the requirements of their respective committee charters.

The Audit Committee

             The Audit Committee consists of Messrs. Kassar, Klein, Presby and Manley, who serves as Chairman. The Audit Committee held eight meetings during 2015.

    Independence and Financial Expertise

             The Board has determined that all of the members of the Audit Committee meet the NYSE standards of independence, financial literacy and accounting or related financial management expertise, and the SEC's requirements with respect to the independence of audit committee members. The Board has determined that two members of the Audit Committee, Messrs. Manley and Presby, meet the SEC's definition of an "audit committee financial expert."

             The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. None of the members of our Audit Committee currently serve on the audit committees of more than two other public companies.

    Responsibilities

             Our management is responsible for preparing our consolidated financial statements and for the financial reporting process. The independent registered certified public accounting

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firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. Acting for the Board, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions:

  •
  reviews the qualifications, independence and performance of our independent registered certified public accounting firm;

  •
  approves the appointment of our independent registered certified public accounting firm for the ensuing year;

  •
  reviews the scope and budget for the annual audit;

  •
  reviews with the independent registered certified public accounting firm the results of the audit engagement, including a review of the consolidated financial statements;

  •
  approves all audit and non-audit services to be provided by the independent registered certified public accounting firm;

  •
  reviews the scope of, and compliance with, our internal controls;

  •
  reviews the effectiveness of our internal audit function; and

  •
  recommends to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K.

The Compensation Committee

             The Compensation Committee consists of Messrs. Kassar, Roddenberry and Bakshi, who serves as Chairman. During 2015, the Compensation Committee held six meetings.

    Independence

             The Board has determined that each member of the Compensation Committee is independent pursuant to NYSE listing standards, Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. In affirmatively determining the independence of each Compensation Committee member, the Board considers all factors specifically relevant to determining whether such director has a relationship with us or any of our subsidiaries which is material to such director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and (ii) whether such director is affiliated with us, a subsidiary of ours or an affiliate of one of our subsidiaries. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

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    Responsibilities

             The role of the Compensation Committee is to establish and oversee the compensation plans, policies and programs applicable to our executive officers. The Compensation Committee's primary responsibilities are:

  •
  annually determining the goals and objectives relevant to the compensation of our Chief Executive Officer and Chairman of the Board (if an officer of the Company);

  •
  evaluating the performance of our Chief Executive Officer and Chairman of the Board (if an officer of the Company) in light of such goals and objectives;

  •
  establishing the compensation levels of our Chief Executive Officer and Chairman of the Board (if an officer of the Company), including long-term incentive compensation, based on this evaluation;

  •
  annually reviewing and approving goals and objectives relevant to the other named executive officers, based upon recommendations of our Chief Executive Officer;

  •
  evaluating the performance of each named executive officer in light of such goals and objectives;

  •
  establishing the named executive officers' compensation levels, including long-term incentive compensation, based on this evaluation and the recommendations of our Chief Executive Officer;

  •
  annually reviewing and approving the compensation of other executive officers, if any, based upon recommendations of our Chief Executive Officer;

  •
  reviewing and making recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and the administration of such plans;

  •
  establishing and monitoring compliance with stock retention and ownership requirements for executive officers;

  •
  approving employment, severance and consulting contracts with executive officers;

  •
  conducting a risk assessment of our compensation policies and practices with respect to all employees, including named executive officers on an annual basis;

  •
  with the Governance Committee, considering management development and succession; and

  •
  reviewing and making recommendations to the Board on non-management director compensation, including stock ownership requirements.

Compensation Committee Interlocks and Insider Participation

             During the 2015 fiscal year, Messrs. Bakshi, Kassar and Roddenberry served as members of our Compensation Committee. None of these directors was employed by us during that time and there were no "compensation committee interlocks" as described under the SEC rules.

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The Governance Committee and Nominating Subcommittee

             Currently, the Governance Committee consists of seven independent directors: Messrs. Bakshi, Benitez, Kassar, Klein, Manley, Presby and Roddenberry, who serves as Chairman. The Governance Committee meets in executive session (without management present) prior to each scheduled Board meeting and at other times as it deems necessary. The Governance Committee held five meetings during 2015.

    Independence

             The Board has determined that each member of the Governance Committee is independent pursuant to NYSE listing standards.

    Responsibilities

             The primary functions of the Governance Committee are to:

  •
  recommend to the Board the corporate governance principles and polices applicable to us;

  •
  lead the Board in its annual performance evaluation of the Board and its individual members;

  •
  identify individuals qualified to become members of the Board;

  •
  recommend to the Board the director nominees for the annual meeting of shareholders;

  •
  recommend to the Board the members to serve on the Board's committees;

  •
  recommend performance criteria for the Board and review the procedures, effectiveness and performance of the Board as a whole, the individual directors and the Board's committees;

  •
  recommend to the Board whether to accept or reject a director resignation, or take other action, where a director receives a greater number of "withheld" than "for" votes in an uncontested election;

  •
  review and approve related person transactions; and

  •
  annually evaluate the performance of the named executive officers and discuss any changes to the named executive officers' compensation.

    Nominating Subcommittee

             The Nominating Subcommittee was formed by the Governance Committee to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee, which does not have a separate committee charter, consists of two of the members at large of the Governance Committee, currently Messrs. Presby and Bakshi, who serves as Chairman.

    Director Nominee Qualifications and the Nomination Process

             The Governance Committee believes that the Board should collectively possess a broad range of skills, knowledge, business experience and diversity of backgrounds that

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provides effective oversight of our business. The Governance Committee has established a matrix of skills and experience which it has determined would be beneficial to have represented on our Board based on a number of factors, including the Company's current operating requirements, business strategy, and the long-term interests of our shareholders. The following table highlights certain of the skills and experience of our Board (additional details are set forth in their individual biographies beginning on page 9 of this proxy statement):

             The Governance Committee periodically assesses the skills and experience required of directors, comparing the Company's needs in Board composition and the individual skills and

World Fuel Services Corporation | 2016 Proxy Statement 21

experience of our directors. This assessment enables the Governance Committee to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company's needs evolve over time in order to maintain a balance of knowledge, experience and capabilities. As a result of such periodic assessment, the Governance Committee evaluates current directors and potential director nominees and will recommend any changes to Board size or composition that it believes is necessary to create a balanced and effective Board. To the extent that the Governance Committee believes that specific skills or experience needs to be added to the Board, the Governance Committee initiates a search for a Board nominee, seeking input from board members and senior management, and hiring a search firm, if deemed necessary.

             The Governance Committee believes that its goal is to assemble the best Board possible that will bring to us a variety of perspectives and skills derived from high quality business and professional experience. There are no specific, minimum qualifications that must be met by each nominee, however, the Governance Committee evaluates a candidate's intellect, integrity and judgment as well other factors deemed appropriate in adding value to the composition of the Board, such as public service. In addition, the Governance Committee evaluates a nominee based on his or her diversity of background, skills, experience and viewpoints. The Governance Committee believes that it has been able to attract and appoint directors of diverse backgrounds in the past using the criteria such as that described above.

             Finally, in order to ensure that our independent directors have sufficient time to devote to overseeing the Company, our Corporate Governance Principles prohibit such directors from serving on the board of directors of more than three other publicly-traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director.

             We believe the Governance Committee has a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board. Our Governance Committee welcomes candidates recommended by shareholders and, assuming a submission is in proper form as provided under our By-Laws, it will apply the same standards described above to the evaluation of a shareholder nominee as it applies to all nominees, including those recommended by current directors, employees and others. The Governance Committee may also retain professional search firms to identify director candidates and maintains the authority to approve the fees and other retention terms of any such firm.

The Technology and Operations Committee

             The Technology and Operations Committee currently consists of four independent directors, Messrs. Bakshi, Manley, Kassar and Benitez, who serves as Chairman. The Technology and Operations Committee held four meetings during 2015. During 2015, Mr. Kassar stepped down as Chairman of the Technology and Operations Committee and Mr. Benitez was appointed as its Chairman.

    Responsibilities

             The primary purpose of the Technology and Operations Committee is to oversee our significant technology and operations initiatives. In addition, the Technology and Operations Committee is responsible for oversight of risks associated with information technology operations, including matters relating to information security, business continuity, disaster recovery and other technology-related risks.

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Corporate Governance Principles

             The Board has adopted Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Principles describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Principles include, among other things:

  •
  Lead independent director;
  •
  Director independence;
  •
  Director qualifications, functions and tenure;
  •
  Committees of the Board;
  •
  Director orientation and continuing education;
  •
  Director resignation policy in uncontested elections; and
  •
  Director compensation.

             Our Corporate Governance Principles are available on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Copies of this document may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

Code of Conduct

             All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Conduct. Our Code of Conduct is available on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. The Code of Conduct is intended to provide guidance to all of our employees, officers and directors as to conduct over a wide range of business practices and procedures. Failure to comply with the Code of Conduct may result in disciplinary action, up to and including dismissal. The Code of Conduct covers all areas of professional conduct, including compliance with laws (including antitrust, embargoes and trade sanctions, anti-boycott, money laundering and the environment), work environment, conflicts of interest, protecting corporate assets, taking corporate opportunities, company records, insider trading, political activities and contributions, external communications, financial reporting and disclosure, accounting controls as well as specific matters that relate to conducting business on our behalf such as bribes and kickbacks, gifts and entertainment and dealing with government officials. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive, financial and accounting officers on our website at www.wfscorp.com.

             We encourage employees and others to report violations of the Code of Conduct and any other unlawful or inappropriate practices they discover relating to our business. The Code of Conduct sets forth procedures for employees to file confidential and anonymous reports of any such violations or practices. In addition, the Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedure for employees to contact our Vice President of Internal Audit, the Audit Committee, any other committee, the Board or any Board member regarding questionable accounting or auditing matters is set

World Fuel Services Corporation | 2016 Proxy Statement 23

forth in the Code of Conduct. We have advised employees of our policy not to retaliate or take any other detrimental action against employees who submit such complaints in good faith.

Review and Approval of Related Person Transactions

             Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of us or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is not inconsistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

             For purposes of our policy, we review all of the following relationships and transactions between us and:

  •
  our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;
  •
  any person we know to be the beneficial owner of more than 5% of any class of our voting securities; and
  •
  any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing.

             Pursuant to our policy, the Governance Committee will review any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $10,000, and in which any related person had, has or will have a direct or indirect interest. The foregoing rule will not be applied to (i) the employment of an executive officer or compensation of a director if such executive officer's or director's compensation is required to be, or otherwise would be required to be, reported under the SEC's compensation disclosure requirements, (ii) any transaction with a public corporation where the related person's only relationship is as a beneficial owner of less than 1% of that corporation's publicly traded securities or (iii) any transaction where the related person's interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends).

             The Governance Committee reviews any such related person transaction and determines whether to approve any such transaction. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

  •
  the benefits to us;
  •
  the impact on a director's independence, if relevant;
  •
  the availability of other sources for comparable products or services;
  •
  the terms of the transaction; and
  •
  the terms available to unrelated third parties or to employees generally.
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             A related person transaction will only be approved by the Governance Committee if the Governance Committee determines that the related person transaction is not inconsistent with our best interests and those of our shareholders. The Governance Committee's approval is not a directive to enter into the related person transaction, rather it is evidence that the Governance Committee does not object to the transaction based on relatedness issues. Annually, the Governance Committee will review any ongoing related person transactions to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

             There were no reportable transactions in 2015.

Board's Role in Risk Oversight

             The role of the Board is to understand the nature of the material risks we face and, based upon the information brought to its attention by management and our risk management processes, policies and procedures, evaluate whether such processes, policies and procedures are reasonably designed to respond to and mitigate the risks we face. Throughout the year, the Board and its committees receive periodic reports from management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks.

             The Board and each of its committees oversee the risks pertaining to their principal areas of focus as described in the table below:

Board or Committee	Area of Risk Oversight
Board

•

Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation and risks associated with acquisitions.

Audit

•

Considers risks associated with the financial reporting and disclosure process, major litigation and regulation and legal compliance and discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules.

Compensation	• Considers risks associated with our compensation programs, policies and practices.
Governance	• In conjunction with the Compensation Committee, considers risks associated with management development and succession.
Technology and Operations	• Considers risks associated with information technology operations.

             Each committee also provides periodic reports to the Board on the risks pertaining to their principal areas of focus so that the Board is informed of our risk profile.

             Periodically, we also perform risk management assessments, both in specific areas of our business or on an enterprise-wide basis. The principal purposes of these assessments are to (i) ensure that risk management efforts are focused and directly linked to the underlying

World Fuel Services Corporation | 2016 Proxy Statement 25

strategy of the organization; (ii) implement a sustainable and scalable framework to identify, manage and monitor risk; (iii) assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and (iv) enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans. The results of these risk assessments are regularly communicated to the Board.

             Each year management conducts, and the Compensation Committee oversees, a risk assessment of our compensation policies and practices with respect to all employees, including named executive officers. The employee population is segmented into groups based on commonalities across their reward programs. Each program is then evaluated using the key design features of the program and the applicable risk mitigation features that exist in such programs. Once the assessment is completed, management reviews the assessment data, methodology and findings with the Compensation Committee. A key goal of this process is to ensure that there are controls in place to (i) safeguard us from unwarranted exposure to particular risks that individual employees might choose to take and (ii) avoid any inadvertent incentives for employees to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

Compensation of Directors

Fees Earned or Paid in Cash

             Non-management directors earn fees for their services that are paid in cash on an annual basis. If a non-management director does not serve a full year in a position, such fees are paid on a pro-rated basis. The current fee structure for our non-management directors is as follows:

  •
  the annual fee payable to non-management directors for their service on the Board is $60,000;
  •
  the additional fee payable to the lead independent director is $40,000 per year;
  •
  the additional fee payable to members of the Audit Committee, the Compensation Committee and the Technology and Operations Committee is $10,000 per year for each committee served, while the additional fee payable to members of the Nominating Subcommittee is $4,000 per year; and
  •
  the additional fee payable to the Chairman of the Audit Committee is $18,000 per year, while the additional fee payable to the Chairman of each of the Compensation Committee, Governance Committee and Technology and Operations Committee is $15,000 per year and the additional fee payable to the Chairman of the Nominating Subcommittee is $12,000 per year.

             Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

Equity Awards

             In 2015, the Board elected to grant each non-management director approximately $130,000 worth of restricted stock units ("RSUs") for board service and an additional $10,000 worth of RSUs as the fee for service on the Governance Committee. This resulted in each non-management director (other than Mr. Stebbins) receiving 2,798 RSUs. Mr. Stebbins, a

World Fuel Services Corporation | 2016 Proxy Statement 26

non-management director, received 2,598 RSUs, which is the portion of the RSUs granted for board service only since he is not independent and is, therefore, currently ineligible to serve on the Governance Committee.

             The RSUs vest on the earlier of: (i) the day prior to the Annual Meeting that next follows the grant date or (ii) one year from the grant date. Upon vesting of the RSUs, 50% of the underlying shares will be issued. The issuance of the remaining 50% of the shares will be deferred for three years from the grant date or until the director ceases to be a member of the Board, whichever occurs first.

             Our proposed 2016 Omnibus Plan includes limits on equity awards that may be granted to non-management directors. The table below summarizes the compensation paid by us to our non-management directors for services rendered in 2015. Directors who are employed by us do not receive additional compensation for serving as directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Ken Bakshi	$120,250	$139,984	$260,234
Jorge L. Benitez	73,750	139,984	213,734
Richard A. Kassar	107,000	139,984	246,984
Myles Klein	70,000	139,984	209,984
John L. Manley	98,000	139,984	237,984
J. Thomas Presby	114,000	139,984	253,984
Stephen K. Roddenberry	92,083	139,984	232,067
Paul H. Stebbins	60,000	129,978	189,978

(1)
The amounts shown in this column represent the estimated aggregate grant date fair value of the RSU awards granted to the non-management independent directors in 2015. The estimated aggregate grant date fair value of these awards is based on the grant date fair market value of our common stock, as defined in the 2006 Omnibus Plan, and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU awards are set forth in Note 8 to the notes to the consolidated financial statements in Item 15 of our annual report on Form 10-K for the year ended December 31, 2015.
World Fuel Services Corporation | 2016 Proxy Statement 27

(2)
The aggregate number of RSUs and stock units held by each non-management director serving as at December 31, 2015 was as follows:

Name	RSUs	Stock Units(a)
Ken Bakshi	35,334	12,710
Jorge L. Benitez	3,415	—
Richard A. Kassar	22,644	—
Myles Klein	22,644	—
John L. Manley	7,714	—
J. Thomas Presby	26,865	4,110
Stephen K. Roddenberry	22,644	—
Paul H. Stebbins	3,171	—

(a)
These stock units represent stock awards made to non-management independent directors prior to 2010 that the directors elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.

Director Stock Ownership Guidelines

             Each non-management director is required to accumulate, over a period of five years following election to the Board, a minimum of five times the annual fee for service on the Board, or $300,000, in our common stock. All of our non-management directors, with the exception of Mr. Benitez, who joined the Board on January 1, 2015, have achieved stock ownership levels in excess of the amount required. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

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III. INFORMATION CONCERNING EXECUTIVE OFFICERS

             The following table sets forth certain information with respect to our current executive officers and lists their current titles. A summary of the background and experience of Messrs. Birns, Crosby and Rau are set forth in the paragraphs following the table. The background and experience of Mr. Kasbar is described above in the section titled "Proposal No. 1—Election of Directors." All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer
Michael J. Kasbar Chairman, President and Chief Executive Officer	59	1995
Ira M. Birns Executive Vice President and Chief Financial Officer	53	2007
Michael J. Crosby Executive Vice President, Global Land	51	2016
John P. Rau Executive Vice President, Global Aviation and Marine	52	2016

             IRA M. BIRNS has served as our Executive Vice President and Chief Financial Officer since April 2007. From August 2004 to March 2007, Mr. Birns served as Vice-President and Treasurer and Vice President-Investor Relations of Arrow Electronics, Inc., a NYSE company and electronics distributor. From May 2002 until August 2004, he served as Vice President and Treasurer of Arrow Electronics, Inc. Prior thereto and from 1996, he served as Treasurer of Arrow Electronics, Inc. He was Assistant Treasurer of Arrow Electronics, Inc. from 1989 to 1996. Mr. Birns is a member of the Board of Trustees of the New World Symphony of Miami, Florida.

             MICHAEL J. CROSBY has served as our Executive Vice President of Global Land since March 2016. Previously, he served as our Executive Vice President of Land Americas since April 2015. From January 2014 to March 2015, Mr. Crosby was the Chief Operating Officer of Next Generation Energy Logistics, a private equity-backed fuel and lubes distribution business, where he was instrumental in raising capital and executing the company's acquisition and consolidation strategy. Prior to that, from June 2011 to December 2013, Mr. Crosby served as President of Maxum Petroleum's industrial business, including the marine and rail segments. From January 2009 to December 2010, Mr. Crosby served as Chief Executive Officer of Highlands Override Inc., a new business venture owned by Irving Oil Corporation, a company specializing in finished energy products. From June 2004 to December 2008, Mr. Crosby served as Chief Operating Officer at Irving Oil Corporation, prior to which he was its Chief Resource Officer from November 1999 to May 2004.

             JOHN P. RAU has served as our Executive Vice President of Global Aviation and Marine since March 2016. Previously, he served as our Executive Vice President of Aviation from April 2014 and as our Senior Vice President of Aviation Americas from October 2011 to April 2014. From July 1995 to October 2011, Mr. Rau served as Managing Director at American Airlines, where he was responsible for the purchase and management of jet fuel, utilities, deicing fluids, and transportation, as well as management of American's supplier diversity program. From January 1987 to July 1995, Mr. Rau served as Manager of Fuel Supply and Trading at United Airlines. Prior to that, he served as United Airlines' Operations Manager from January 1987 to November 1988. From May 1985 to January 1987, Mr. Rau was a Supply, Marketing and Distribution representative for Koch Industries.

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IV. COMPENSATION DISCUSSION AND ANALYSIS

             The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance goals. These performance goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

             This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2015 compensation of our named executive officers, or NEOs. As discussed in Proposal 3 of this proxy statement, we are conducting a Say-on-Pay vote this year that requests your approval, on a non-binding advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under "Executive Compensation." To assist you with this vote, you should review our compensation philosophy, the design of our executive compensation programs and how, we believe, these programs have contributed to our financial performance.

             For 2015, our NEOs were:

Name	Title
Michael J. Kasbar	Chairman, President and Chief Executive Officer
Ira M. Birns	Executive Vice President and Chief Financial Officer
Michael S. Clementi	Former Aviation Segment President(1)

(1)
Effective March 16, 2015, Mr. Clementi retired from his position as Aviation Segment President.

             In March 2016, John Rau, Executive Vice President, Global Aviation and Marine and Michael Crosby, Executive Vice President, Global Land, became executive officers of the Company.

Executive Summary

Executive Compensation Philosophy and Objectives

Pay for Performance Alignment

             The foremost principle of our compensation philosophy is that the compensation of our NEOs should be closely linked with, and reasonable in relation to, the level of shareholder value created through the Company's financial, operating and strategic performance. The Committee believes that the use of incentive compensation, particularly equity-based awards, together with stock ownership and retention guidelines are effective methods for aligning the interests of our executives and our shareholders. As demonstrated in the chart below, since establishing our comprehensive incentive compensation award program in 2009, we believe the Total Realizable Compensation of our named executive officers, Messrs. Kasbar and Birns, has been in alignment with our total shareholder return, or TSR, over the relevant period.

World Fuel Services Corporation | 2016 Proxy Statement 30

Total Realizable Compensation of Named Executive Officers vs. Indexed TSR*

             This illustration is made using the named executive officers' "Total Realizable Compensation" for their performance in each of fiscal years 2009 through 2015 (see "Alternate Summary Compensation Table" beginning on page 42 for more information regarding fiscal year 2015 and the calculation of "Total Realizable Compensation").

Performance Metrics Aligned with Value Creation

             Consistent with our objective of rewarding shareholder value creation, we select performance metrics that we believe if achieved, will most directly translate into both strong short-term financial performance and long-term value thereby resulting in higher share prices. Consequently, our annual cash incentive awards and annual equity performance-based awards have been largely tied to the growth of our net income ("Net After-Tax Income") and, to a lesser extent, achievement of individual performance metrics that we believe will help us achieve our strategic objectives. Because of variability in business conditions within the industries in which we operate, we believe our performance should be measured and rewarded primarily over annual periods.

Ensuring Retention and Continued Engagement through Multi-Year Vesting Requirements

             In order to promote retention of our named executive officers and provide further incentive for creating shareholder value, we believe executives should be required to provide services over multi-year periods in order to vest in equity-based awards. Consequently, all of

World Fuel Services Corporation | 2016 Proxy Statement 31

the equity awards granted to our Chief Executive Officer and Chief Financial Officer in 2015 vest over a three-year period.

Strong Compensation-Related Corporate Governance Policies

             To ensure continued alignment of compensation with Company performance and the creation of shareholder value without encouraging excessive risk-taking, our Committee has adopted strong compensation-related corporate governance policies, including the following:

  •
  Negative Discretion on Annual Compensation—The Committee can use "negative discretion" to reduce payouts in order to align with Company and individual performance.

  •
  Cap on Annual Incentive Awards—Annual cash incentive awards and annual equity performance-based awards under our comprehensive incentive compensation program, or Annual Incentive Program, are subject to a maximum, and the total direct compensation that can be earned by any of our named executive officers under the Annual Incentive Program is capped.

  •
  Stock Ownership and Retention Guidelines—Our executive officers are subject to stock ownership guidelines. Our current stock ownership guidelines range from 7x base salary for our Chief Executive Officer to 5x for our Chief Financial Officer and 3x for all other executive officers. The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Shares that are pledged as collateral are excluded from such calculations. Furthermore, our executive officers are required to retain 50% of any net after-tax shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be a named executive officer, if earlier). As of April 12, 2016, all of our current named executive officers are in compliance with the stock ownership requirements.

  •
  Anti-Hedging Policy—We have a robust anti-hedging policy that prohibits all of our directors, executive officers and employees from (1) engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock or (2) buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities.

The Compensation-Setting Process

             Annually, the Committee reviews and assesses:

  •
  with respect to each named executive officer, his responsibilities and roles with respect to overall corporate policy-making and strategy, management, operations and administration, the importance of retaining the executive and his individual performance;
  •
  recent and historical financial performance and forecasts for the upcoming years, recent stock price movements, current and expected business conditions and cost of capital; and
World Fuel Services Corporation | 2016 Proxy Statement 32

  •
  the nature, amounts, award terms and mix of all elements of the named executive officers' compensation, both individually, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles as described above under "Executive Compensation Philosophy and Objectives."

             The Committee also reviews comprehensive tally sheets to ensure that it is fully informed of all the compensation and benefits each named executive officer has received as an employee of the Company. The tally sheets include information such as the aggregate amounts realized from prior years' compensation, the potential future payout scenarios at various levels of growth taking into account any outstanding unearned performance-based awards, and the current value (as compared to the grant date fair value) of outstanding equity awards and of each named executive officer's shareholdings in the Company (what some commentators call an "accumulated wealth analysis"). However, the Committee does not specifically use such tally sheets or accumulated wealth analysis as a material factor in determining the named executive officer's compensation for a given year.

             The Committee strongly believes that:

  •
  value realized on prior years' compensation from stock appreciation is the reward for the named executive officer's work over that period and the achievement of our long-term goals;
  •
  reducing current year compensation because an executive has realized gains based on a desired creation of shareholder value, or otherwise giving significant weight to an accumulated wealth analysis when making decisions regarding current compensation, is counterproductive and poses an unnecessary risk to shareholder value; and
  •
  in order to maintain the best group of executives to lead the Company, we must provide a compensation package each year that represents a fair and reasonable reward for the Company's performance that year and the executive's role in it.

             The Committee also considers the recommendations of our Chief Executive Officer with respect to the compensation of our other executive officers. Following these reviews and assessments, the Committee determines the compensation packages for each named executive officer. This process is subjective and involves the exercise of discretion and judgment. While the Committee will review detailed financial models showing variations in compensation at differing levels of growth, the Committee does not rely on a fixed formula but rather, it establishes the compensation packages based on the Committee's judgment as to what it believes are reasonable in relation to the levels of shareholder value created at each level of Company performance.

Evaluating Compensation Program Design Using Compensation Comparison Companies

             We believe we have a unique business model and that there is no other company of a similar size engaged in our same lines of business on a global scale. For this reason, in the past, we have not used a specific peer group to review executive compensation. However, in order to ensure that the Committee has a comprehensive view of market trends in executive compensation, in November 2015 the Committee approved a group of compensation comparison companies against which to benchmark our executive compensation program. The

World Fuel Services Corporation | 2016 Proxy Statement 33

Committee, with assistance from its independent compensation consultant, developed a group of compensation comparison companies that reflects multiple aspects of our complex business model. In forming such a group, the Committee considered companies in the industry sectors listed below with the following characteristics similar to various aspects of our business:

  •
  asset-light demand aggregators;
  •
  energy commodity trading houses;
  •
  wholesale diversified distributors;
  •
  marine, land, and aviation services;
  •
  freight forwarding and logistics services; and
  •
  systems/payment processing services.

             Although the Committee believes comparison compensation and performance data can be useful, the Committee does not believe that a peer group, whose composition is based solely on our industry classification, revenues, and/or market capitalization, is fully reflective of the markets in which we compete for talent. Compensation data from the compensation comparison group was not considered in the design of the 2015 compensation program as the 2015 compensation program was already in place at the time the compensation comparison group was approved by the Committee in November 2015.

Independent Compensation Consultants

             In connection with the setting of 2015 executive compensation, the Committee received advice and assistance from the following compensation consultants: (1) Compensation Strategies, Inc. ("Compensation Strategies"), whose engagement was renewed in September 2015, and (2) Mr. John R. Benbow, former Board member, who retired as the Committee's compensation consultant in May 2015. Compensation Strategies provides, and until May 2015, Mr. Benbow provided, services solely to the Committee and reports directly and exclusively to the Committee. The Committee has assessed the independence of Compensation Strategies pursuant to SEC and NYSE rules and the guidelines of the Compensation Committee Charter and concluded that its work for the Committee does not raise any conflict of interest and that it is independent. Prior to his retirement in 2015, the Committee made a similar determination of independence with respect to Mr. Benbow.

             For 2015, each of Compensation Strategies and Mr. Benbow provided assistance to the Committee as follows:

  •
  assisted in the preparation and review of tally sheets and other quantitative analysis used in the compensation setting process;
  •
  assisted the Committee in developing a competitive analysis of our NEO compensation;
  •
  provided recommendations for the 2015 compensation for our NEOs;
  •
  performed a competitive analysis of compensation levels for non-employee directors and provided recommendations for our director compensation program;
  •
  reviewed the Compensation Discussion and Analysis in the annual proxy statement; and
  •
  provided general advice on the plans, agreements or other documents the Committee was asked to adopt or approve.
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             In addition, Compensation Strategies assisted the Committee with the design of the proposed 2016 Omnibus Plan and advised the Committee in its selection of the companies that comprise our compensation comparison companies for 2016.

2015 Say-on-Pay Vote

             At our 2015 annual meeting of shareholders, we sought and received majority (over 82% of votes cast, excluding abstentions and non-votes) shareholder approval, on a non-binding, advisory basis, of the 2014 compensation of our named executive officers. We regularly engage with our shareholders to understand better their perspectives on our compensation programs. As discussed above under "Shareholder Engagement" on page 15, during 2015 we interacted with 18 of our 25 largest active shareholders of our common stock, representing approximately 48 percent of our shares. The Committee has subsequently made certain changes to our 2016 long-term incentive compensation program payable to our executive officers to enhance predictability and shareholder alignment. Specifically, beginning in 2016, we are implementing a performance-based long-term incentive program to complement the existing annual incentive program. On an annual basis, executives will be granted an opportunity to earn equity, with the actual number of shares earned determined based on the Company's financial performance over the subsequent three-year period.

2015 Compensation Program

    Elements of Compensation

             The Committee uses a variety of compensation elements to establish individual compensation programs for each of its named executive officers. The table below sets forth the compensation elements that the Committee uses in its programs and the objective of each of these elements.

Compensation Element	Objective	Key Features
Base Salary	• Provide cash compensation for performing management job responsibilities	• Based on an individual's experience, tenure and capacity for growth
Annual Performance-Related Cash Incentive Awards	• Motivate and reward management's achievement of annual growth in profitability	• Calculated as a % of the Company's Net After-Tax Income • Earned based on annual growth in the Company's Net After-Tax Income
• Paid in March of the next year, but included in the Summary Compensation Table ("SCT") in the year for which it was earned
World Fuel Services Corporation | 2016 Proxy Statement 35

Compensation Element	Objective	Key Features
Strategic Objective Cash Incentive Awards	• Motivate and reward management's achievement of strategic goals that contribute to the Company's long-term growth and operational excellence

•

Payable only if the Company's consolidated net revenues ("CNV") are equal or greater than 75% of CNV for the prior year

•

Earned based on achievement of pre-established performance goals tied to operational and strategic objectives

• Paid in March of the next year, but included in the SCT in the year for which it was earned
Performance-Related Equity- Based Awards	• Directly align management interests with those of shareholders	• Awarded in the form of performance-based RSUs or in certain cases, SSARs

•

Motivate and reward achievement of sustainable earnings growth as a significant portion of pay is at risk until the sustainability of Company performance has been tested over a reasonable period of time

•

Provide further long-term incentives for creating shareholder value

•

Performance-based RSUs are earned based on annual growth in the Company's Net After-Tax Income

•

Any earned RSUs will be issued in March of the next year, and the value of any issued RSUs will be included in the SCT in the year in which they are issued (i.e. the year after they are earned)

	• Promote retention	• Once issued, RSUs vest over a period of time based on continued service
World Fuel Services Corporation | 2016 Proxy Statement 36

Compensation Element	Objective	Key Features
Employee Benefits and Executive Perquisites	• Retain highly qualified executives over the course of their careers	• Participation in 401(k) plan and health, disability and life insurance plans on the same terms as all employees and club memberships for business meetings and business-related entertainment
• We do not provide any pension or other defined benefit retirement plans

             In connection with performance-related awards for Messrs. Kasbar and Birns, the Committee may use its discretion to determine on a case-by-case basis the extent of recognition or charges to Net After-Tax Income derived from companies acquired by mergers or other corporate transactions and the manner of recognition. In addition, for all named executive officers, the Committee may exercise negative discretion on the prescribed incentive awards in accordance with the terms of the 2013 Executive Incentive Plan (the "EIP") and 2006 Omnibus Plan, as deemed appropriate by the Committee, such as when there is a disconnect between TSR and compensation.

             In addition to the compensation elements set forth above, the Committee may grant sign-on awards, special retention awards or other discretionary awards from time to time, such as the 2015 SSAR awards described below. The Committee uses these awards to attract, reward and retain key executives that it believes are integral to our overall long-term success, as well as to promote business continuity, drive growth and ensure proper focus on achieving our long-term strategic objectives. These types of awards are also used to further align executives' interests with those of the Company's shareholders and diversify the mix of compensation under the executive's compensation program.

    2015 Compensation Program Overview

             In 2015, our Committee used each of the compensation elements described above in establishing the executive compensation programs for Messrs. Kasbar and Birns and determined the amounts that could be earned for each of these elements in accordance with our pay-for-performance philosophy. Base salary was the only fixed portion of the named executive officers' direct compensation and represented the smallest portion of the total compensation each executive could earn based on expected performance levels. The remainder of the direct compensation for Messrs. Kasbar and Birns (consisting of annual performance-related cash incentives, strategic objective cash incentives, and equity awards) was variable and designed to (1) share with these named executive officers a portion of the Company's Net After-Tax Income at each level of growth that is achieved and (2) reward the named executive officers for achievement of those strategic objectives that the Committee believes will contribute to the Company's long-term growth and operational excellence. The Committee did not establish an executive compensation program for Mr. Clementi in 2015 as

World Fuel Services Corporation | 2016 Proxy Statement 37

on March 13, 2015, the Company and Mr. Clementi agreed that he would retire from his position, effective March 16, 2015.

    Kasbar and Birns Compensation Program

             For 2015, the Committee reviewed the compensation program for Messrs. Kasbar and Birns and, based on this review, determined to maintain a similar comprehensive incentive compensation award approach as utilized in 2014.

             Annual Incentive Compensation Awards. As in prior years, each of Messrs. Kasbar and Birns could earn an annual incentive award equal to a prescribed portion of the Net After-Tax Income created at each level of Net After-Tax Income growth, as long as a threshold Net After-Tax Income growth was achieved. The award is payable in cash and equity with the proportion of the award payable in equity generally increasing, and the proportion of the award payable in cash generally decreasing, as the aggregate amount of the award increases.

             The Committee established the incentive payout at the threshold, the maximum and each intermediary level of Net After-Tax Income growth. The amount of incentive payout would increase as Net After-Tax Income growth increased, however, the slope of the graph line marking the incentive payouts at each growth level was curvilinear, which is why we refer to that slope as the "incentive payout curve". The Committee also established a cap for total direct compensation (base salary, annual cash incentive award, strategic objective cash incentive award and performance-based equity awards).

             For 2015, the Committee approved the same metric for the incentive compensation award for each of Messrs. Kasbar and Birns as the previous year—growth in Net After-Tax Income. The total direct compensation for 2015 under the program was capped at $9,000,000 for Mr. Kasbar and $3,895,000 for Mr. Birns.

             Strategic Objective Cash Incentive Award. For 2015, the Committee provided Messrs. Kasbar and Birns the opportunity to earn a cash incentive award up to a maximum of $650,000 and $250,000, respectively, upon achievement of specified strategic objectives, provided that the Company's consolidated net revenues for 2015 were at least equal to 75% of prior year consolidated net revenues. The objectives included measures considered to be of strategic importance to the Company, such as global organizational development and alignment and execution of the Company's strategies relating to operational excellence.

    Clementi Retirement

             As discussed earlier, the Committee did not establish an executive compensation program for Mr. Clementi in 2015 as the Company and Mr. Clementi agreed that he would retire from his position, effective March 16, 2015 (the "Termination Date"). In connection with his retirement, Mr. Clementi's employment agreement was terminated and he was entitled to receive those payments and benefits provided for upon a termination without cause as set forth in his employment agreement and the award agreements governing the RSUs granted to him in March 2012 and 2014 and the restricted stock award granted to him in February 2013. Specifically, provided that Mr. Clementi complies with the non-compete and other restrictions set forth in his employment agreement and the related separation agreement (collectively, the "Clementi Agreements") during the four-year restricted period, Mr. Clementi will continue to receive his base salary of $500,000 through March 2017 and, on

World Fuel Services Corporation | 2016 Proxy Statement 38

the fourth anniversary of the Termination Date a lump sum cash payment of $1,500,000 and an aggregate of 58,798 shares of common stock underlying the equity awards that remained unvested on the Termination Date.

2015 Compensation

    Base Salary

             There were no base salary increases in 2015 for our named executive officers.

    Annual Incentive Program

             Performance-Related Cash Incentive Awards

             The table below sets forth the amounts and award percentages for the cash component of the annual incentive awards that could have been earned by Mr. Kasbar and Mr. Birns in 2015 (1) at the threshold performance level of 3% growth in Net After-Tax Income and (2) at the maximum performance level of 31% growth in Net After-Tax Income. In addition, the table provides the actual award received by Mr. Kasbar and Mr. Birns during 2015.

2015 Annual Cash Incentive Awards

	Net After-Tax Income Growth(1)
Executive	Threshold(2)	Maximum(2)	Actual
Michael J. Kasbar,	$162,500	$3,050,000	$0
Chairman, President and Chief Executive Officer	(22%)	(407%)	(0%)
Ira M. Birns,	$73,069	$1,325,000	$0
Executive Vice President and Chief Financial Officer	(15%)	(265%)	(0%)

(1)
For Net After-Tax Income growth achieved between the threshold and maximum levels, the executive incentive payout is calculated as a portion of the Net After-Tax Income achieved, based upon the incentive payout curve established by the Committee.

(2)
The threshold, maximum and actual award payouts are shown in dollar amounts and (in parentheses) as percentages of the base salary of the named executive officer.

             In 2015, we did not meet the threshold growth for Net After-Tax Income established by the Committee for Messrs. Kasbar and Birns. As a result, neither named executive officer received a 2015 annual performance-related cash incentive award.

             Performance-Related Equity-Based Awards

             The Committee chose to award RSUs for the performance-related equity portion of the annual incentive awards based on tax considerations. The table below sets forth the grant date fair values of the performance-related RSU component of the annual incentive awards that could have been earned by Mr. Kasbar and Mr. Birns in 2015 (1) at the threshold performance level of 3% growth in Net After Tax Income and (2) at the maximum

World Fuel Services Corporation | 2016 Proxy Statement 39

performance level of 38% growth in Net After Tax Income. In addition, the table provides the actual award received by Mr. Kasbar and Mr. Birns during 2015.

2015 Performance-Related Equity Awards

	Net After-Tax Income Growth(1)
Executive	Threshold(2)	Maximum(2)	Actual
Michael J. Kasbar,	$105,625	$4,550,000	$0
Chairman, President and Chief Executive Officer	(14%)	(607%)	(0%)
Ira M. Birns,	$42,250	$1,820,000	$0
Executive Vice President and Chief Financial Officer	(8%)	(364%)	(0%)

(1)
For Net After-Tax Income growth achieved between the threshold and maximum levels, the executive incentive payout is calculated as a portion of the Net After-Tax Income achieved, based upon the incentive payout curve established by the Committee.

(2)
The threshold, maximum and actual award payouts are shown in dollar amounts and (in parentheses) as percentages of the base salary of the named executive officer.

             Since Net After-Tax Income did not meet the threshold growth established by the Committee for Messrs. Kasbar and Birns, no RSUs were awarded in respect of the 2015 Annual Incentive Program.

    Strategic Objective Cash Incentive Award

             For 2015, the Company's consolidated net revenues were 106% of 2014 consolidated net revenues. In determining that Messrs. Kasbar and Birns should receive the full value of the cash incentive awards of $650,000 and $250,000, respectively, the Committee recognized that their performance in respect of their strategic objectives was critical to establishing a foundation for future value creation. In particular, the organization was restructured and key leaders were hired or promoted to provide leadership in areas considered to be of strategic importance to the Company, including marketing, strategy, technology and supply and trading. In addition, Mr. Rau was promoted to lead our Aviation and Marine segments globally and Mr. Crosby was hired and then subsequently promoted to lead our Land segment globally. The Company also achieved key milestones related to its multi-year enterprise resource planning upgrade project.

    2015 SSAR Awards

             During the evaluation of Messrs. Kasbar's and Birns' 2015 compensation, the Committee determined to provide further incentives for Messrs. Kasbar and Birns to drive shareholder value and the long-term sustained growth of the Company. The Committee concluded that such incentives would be appropriate to effectively motivate, reward and retain these NEOs in light of the current competitive environment. Consequently, in March 2015, the Committee decided to grant Messrs. Kasbar and Birns a one-time award of 15,000 and 6,000 SSARs, respectively, having grant date fair values of $221,700 and $88,680, respectively. The SSAR awards each vest ratably over three years beginning on the first anniversary of the grant date and will expire five years from the grant date.

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Employee Benefits and Executive Perquisites

             In keeping with our pay-for-performance philosophy, only limited standard employee benefits and executive perquisites are provided to our named executive officers as described below. The total amount of employee benefits and executive perquisites provided to the named executive officers during 2015 represents only a small percentage of each named executive officer's total compensation and are comprised of those benefits which we believe are necessary to attract and retain executives.

    Retirement and Deferred Compensation

             We maintain the World Fuel Services Corporation 401(k) Profit Sharing Plan, or our 401(k) Plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees, including our named executive officers, to elect to contribute a percentage of their eligible compensation on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2015, the maximum employee elective contribution to the 401(k) Plan was $18,000, plus an additional $6,000 for employees who were at least 50 years old in 2015. Eligible compensation generally means all wages, salaries and fees for services from us. Matching contributions under the 401(k) Plan are discretionary. For 2015, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan. The portion of an employee's account under the 401(k) Plan that is attributable to matching contributions vests immediately.

             We do not maintain any pension, non-qualified deferred compensation plan, supplemental executive retirement plan or other defined benefit retirement plans for our named executive officers. However, the prior employment agreement in effect for Mr. Kasbar provided that any bonus payable to him that would not be deductible under Section 162(m) of the Code ("Section 162(m)") for the year earned would be deferred until a fiscal year in which it would be deductible. Payment of the deferred bonus would be made in all events in the year in which Mr. Kasbar's employment terminates or the employment agreement expired. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal.

    Other Benefits and Perquisites

             Our named executive officers are eligible for the same health and welfare benefits as are available to all of our eligible employees during active employment. These benefits include medical, dental, vision, short-term and long-term disability and term life insurance and accidental death and dismemberment coverage. Our named executive officers receive additional individual disability insurance coverage and are eligible for additional executive life insurance coverage. We pay the entire cost of coverage of the term life insurance and executive life insurance as well as short-term disability and a portion of the cost of coverage for medical and dental insurance for the named executive officers and their covered dependents.

             Messrs. Kasbar and Birns are, and until his retirement, Mr. Clementi was, also provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

World Fuel Services Corporation | 2016 Proxy Statement 41

Alternate Summary Compensation Table

             The following table summarizes the "Total Realizable Compensation" of Messrs. Kasbar and Birns for the fiscal year ended December 31, 2015. We define "Total Realizable Compensation" to be the sum of all value earned by the executive from continued employment during the applicable year (the "Calculation Year"), including:

  (1)
  base salary;

  (2)
  benefits and perquisites;

  (3)
  the value as of the grant date of any cash or equity-based incentive award made under the Annual Incentive Program for the Calculation Year and the amount of any Strategic Objective Cash Incentive Award;

  (4)
  the change (+/–), from the grant date to December 31st of the Calculation Year, in the current value (as distinct from the expense value) of any equity-based incentive award made during the Calculation Year under the Annual Incentive Program for the year immediately preceding the Calculation Year;

  (5)
  the change (+/–), from December 31st of the year immediately preceding the Calculation Year to December 31 of the Calculation Year (or the date on which the award vests, if earlier), in the current value (as distinct from the expense value) of all outstanding equity-based incentive awards made under the Annual Incentive Program in prior years and for which vesting is subject to continued service during all or any part of the Calculation Year; and

  (6)
  the amortized expense value as of December 31st of the Calculation Year (or the anniversary of the grant date on which the award vests, if earlier), of any option, SSAR, restricted stock, or RSU awards that were granted, other than under the Annual Incentive Program, in the Calculation Year or any prior year and that were unvested as of December 31 of the prior year (or the grant date, if later) to the extent the Company expects such awards to vest.

Name and Principal Position(1)	Year	Salary	Benefits and Perquisites	Non-Equity Incentive Plan Compensation	Stock Awards		Change in Current Value	Total
Michael J. Kasbar,	2015	$750,000	$64,228	$650,000	$1,322,100	(2)	$25,800	$2,812,128
Chairman, President and Chief Executive Officer
Ira M. Birns,	2015	500,000	50,806	250,000	555,510	(2)	913	1,357,229
Executive Vice President and Chief Financial Officer

(1)
Mr. Clementi retired from his position as Aviation Segment President in March 2015. Accordingly, the Committee did not establish an executive compensation program for Mr. Clementi in 2015.

(2)
This amount includes the amortized expense value of the award of SSARs granted to Messrs. Kasbar and Birns in March 2013 and 2015 (see "Grants of Plan based Awards" table on page 47 for additional information about these awards). This amount does not include any expense value for the performance-based RSAs granted in 2012 to Messrs. Kasbar and Birns, respectively, which could be earned by Messrs. Kasbar and Birns in 2017 based on an estimated compound average annual rate of growth in consolidated earnings per share, on a fully diluted basis ("CAGR in EPS") of at least 10%, during the five-year measurement period ending December 31, 2016 ("Measurement Period") as we are not currently amortizing any expense value for the award (the "2012 Special Long-Term Incentive Award") (see "Outstanding Equity Awards at Fiscal Year End" table on page 48 of this proxy statement for additional information about this award).
World Fuel Services Corporation | 2016 Proxy Statement 42

Agreements with Executives

             Our Committee believes that it is important to protect our intellectual capital. Accordingly, we maintain agreements with our named executive officers that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such agreements following termination of employment. The Committee believes that these agreements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Committee also deems these agreements to be appropriate and necessary to attract and retain these executives.

             Our Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation. See "Potential Payments upon Termination of Employment or Change of Control" beginning on page 50 of this proxy statement for a discussion of these agreements and certain compensation and benefits that will be provided in the event of the termination of the employment of our named executive officers.

Equity Grant Practices

             Our equity grant policy provides that equity grants made to named executive officers related to prior year performance will be effective on March 15 of each year. Annual grants of equity awards to directors will be effective on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding executive officers) will be effective on one of the following quarterly dates per year: February 10, May 10, August 10, and November 10.

             Under the terms of the 2006 Omnibus Plan and the proposed 2016 Omnibus Plan, we are not permitted to cancel outstanding stock options or SSARs for the purpose of re-pricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information.

Tax and Accounting Implications

    Deductibility of Executive Compensation

             As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m). Section 162(m) provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid in any year to any of our named executive officers (excluding our Chief Financial Officer) to the extent that such compensation is not "performance-based" as defined under Section 162(m). To qualify as "performance-based," certain pre-established objective performance goals or certain other conditions must be met. Annual cash incentive awards under our EIP and equity-based

World Fuel Services Corporation | 2016 Proxy Statement 43

awards under our 2006 Omnibus Plan and proposed 2016 Omnibus Plan may be granted in a manner so that they are intended to qualify for the "performance-based" exception to Section 162(m).

             We generally seek to preserve such tax deductibility for compensation to the extent practicable, although the Committee retains flexibility to approve, when appropriate, compensation arrangements which promote the objectives of our compensation program but which do not qualify for full tax deductibility. Accordingly, in the future, the Committee may also determine, in light of applicable circumstances, to award certain compensation in a manner that will not preserve the deductibility of such compensation under Section 162(m).

    Accounting for Share-Based Compensation

             Before granting equity-based compensation awards, the Committee considers the accounting impact of the award, including the compensation cost and the grant date fair value, as structured and under various other scenarios in order to analyze the expected impact of the award.

Stock Ownership Policies

             The Committee has adopted a stock retention requirement and stock ownership guidelines to align the interests of named executive officers with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in the Company's success.

    Stock Retention Requirement

             Our named executive officers are required to retain at least 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted after they become an executive officer for three years after the shares are delivered (or until the individual ceases to be an executive officer of the Company, if earlier). All of our current named executive officers are in compliance with these retention requirements.

    Stock Ownership Requirement

             Our named executive officers are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level.

Position	Multiple of Base Salary
Chief Executive Officer	7
Chairman of the Board (if an executive officer)	5
Chief Financial Officer	5
All Other Executive Officers	3

             Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-based restricted stock or RSUs, and the earned portion of performance-based awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance-based awards and any shares of common stock that are pledged as collateral do not count towards the requirement.

World Fuel Services Corporation | 2016 Proxy Statement 44

             The Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the named executive officers falling out of compliance due to volatility in the stock price. The Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reducing or eliminating incentive compensation. Furthermore, the Committee, in its discretion, may determine the appropriate hardship relief, if any, for non-compliance including: allowing named executive officers additional time to regain compliance and suspending ownership requirements in the event of extreme volatility in the Company's stock price.

             The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Our directors are also subject to stock ownership requirements as described on page 28 of this proxy statement under "Director Compensation". All of our current named executive officers are in compliance with the above requirements.

Derivatives, Hedging and Pledging Transactions

             We prohibit our directors, executive officers and employees from engaging in hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, which are designed to hedge or offset any decrease in the market value of our common stock. We also do not permit the buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.

             We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of the General Counsel and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer's respective stock ownership requirement.

Compensation Committee Report on 2015 Executive Compensation

             The Committee is responsible for establishing and administering the executive compensation programs of the Company. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Ken Bakshi, Chairman
Richard A. Kassar, Member
Stephen K. Roddenberry, Member

World Fuel Services Corporation | 2016 Proxy Statement 45

Summary Compensation Table

             The following table summarizes the "total compensation" of our named executive officers for the fiscal years ended December 31, 2015, 2014, and 2013 according to the rules promulgated by the SEC.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards(1)(2)	Option Awards(1)(3)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation(4)		Total
Michael J. Kasbar	2015	$750,000	$436,208	$221,700	$650,000	(5)	$67,192		$2,125,100
Chairman, President and	2014	713,542	5,549,473	—	1,374,521		69,463		7,706,999
Chief Executive Officer	2013	575,000	—	800,007	453,828		46,750		1,875,585
Ira M. Birns	2015	500,000	184,102	88,680	250,000	(5)	53,770		1,076,552
Executive Vice President	2014	489,583	2,076,898	—	509,410		50,853		3,126,744
and Chief Financial Officer	2013	450,000	—	400,020	275,500		41,450		1,166,970
Michael S. Clementi	2015	92,441	—	—	—		406,042	(6)	498,483
Former Aviation Segment	2014	500,000	977,434	—	—		56,643		1,534,077
President, World Fuel Services, Inc.	2013	500,000	2,999,979	—	1,477,445		42,446		5,019,870

(1)
The amounts shown represent the estimated aggregate grant date fair value of the awards made in each fiscal year relating to common stock, restricted stock, RSUs and SSARs granted to the named executive officers. The estimated grant date fair value of these awards is based on the grant date market value of our common stock as defined in the 2006 Omnibus Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 8 to the consolidated financial statements in Item 15 of the respective annual reports on Form 10-K for the fiscal years 2015, 2014 and 2013.

(2)
Our Comprehensive Incentive Compensation Award program provides that a portion of our annual incentive compensation is paid in cash and a portion is paid in restricted stock units based on our Net After-Tax Income growth for the year. In accordance with SEC rules, the cash component of the award is reflected for the performance year to which it relates and the equity awards are reflected in the year granted (i.e. the year after the performance year). In 2014, our adjusted Net After-Tax Income growth was 8.0%. Consequently, each of Messrs. Kasbar and Birns received an aggregate comprehensive incentive compensation award of $1,160,709 and $443,531, respectively. The equity portion of this award, which was awarded in the form of RSUs, is reflected in the 2015 amounts above.

(3)
The amounts shown in this column include a one-time award to each of Messrs. Kasbar and Birns, of 15,000 and 6,000 SSARs, respectively, having grant date fair values of $221,700 and $88,680, respectively.

(4)
The amounts shown in this column include insurance benefits, club membership dues, and matching contributions paid under our 401(k) plan in each case paid to or on behalf of the named executive officers. From time to time, our employees, including our executive officers, receive benefits for which there is no incremental cost to us, such as occasional use of tickets to sporting or other cultural events that were purchased for business but remain unutilized.

(5)
This amount represents strategic objective cash incentive awards earned by Messrs. Kasbar and Birns based upon their achieving 100% of their 2015 strategic objectives. These awards were also subject to the Company earning at least 75% of consolidated net revenues for the prior year.

(6)
Mr. Clementi retired from his position with the Company, effective March 16, 2015. Pursuant to the Clementi Agreements, he will continue to receive his base salary then in effect for the 24 month period immediately following the Termination Date provided he complies with the non-compete and other restrictions set forth in such agreements during the four-year restricted period following the Termination Date. The amount shown in this column includes Mr. Clementi's salary continuation for 2015.
World Fuel Services Corporation | 2016 Proxy Statement 46

Grants of Plan-Based Awards

             The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2015. As a result of his retirement from his position with the Company, effective March 16, 2015, Mr. Clementi did not receive any grants of plan-based awards for 2015.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity-Based Incentive Plan Awards
									All Other Stock Awards, Number of Shares of Stock or Units (#)
											Grant Date Fair Value of Stock and Option Awards(1) ($)
Name	Grant Date	Committee Approval	Threshold ($)		Maximum ($)		Threshold (#)	Maximum (#)
Michael J. Kasbar	n/a	03/30/15	162,500	(2)	3,050,000	(2)
Chairman, President and	n/a	03/30/15	—	(3)	650,000	(3)			15,000	(4)	221,700	(4)
Chief Executive Officer	03/31/15	03/30/15							8,063	(5)	436,188	(5)
	03/15/15	03/02/15
Ira M. Birns	n/a	03/30/15	73,069	(2)	1,325,000	(2)
Executive Vice President and	n/a	03/30/15	—	(3)	250,000	(3)			6,000	(4)	88,680	(4)
Chief Financial Officer	03/31/15	03/30/15							3,403	(5)	184,121	(5)
	03/15/15	03/02/15

(1)
The amounts shown reflect the estimated aggregate grant date fair value of the stock awards. The estimated aggregate fair value of our stock awards is based on the grant date market value of our common stock, as defined in the 2006 Omnibus Plan and is computed in accordance with FASB ASC Topic 718.

(2)
The amounts shown reflect the threshold and maximum payouts that could have been earned as 2015 annual performance-related cash incentive awards under the EIP. For 2015, the Company did not meet the threshold growth for Net After-Tax Income established by the Committee. As a result, neither Mr. Kasbar nor Mr. Birns received an annual performance-related cash incentive award for 2015. Please see the discussion regarding the compensation programs for Messrs. Kasbar and Birns beginning on page 38 of this proxy statement for additional information.

(3)
The amounts shown reflect the threshold and maximum payouts that could have been earned as strategic objective cash incentive awards under the EIP subject to the Company earning at least 75% of consolidated net revenues for the prior year. Based on consolidated net revenues of 106% of 2014 consolidated net revenues and 100% achievement of their 2015 strategic objectives, Messrs. Kasbar and Birns earned cash incentive awards of $650,000 and $250,000, respectively for 2015. Please see the discussion regarding the compensation programs for Messrs. Kasbar and Birns beginning on page 38 of this proxy statement for additional information.

(4)
The amounts shown reflect a one-time award of 15,000 and 6,000 SSARs granted to Messrs. Kasbar and Birns, respectively, having grant date fair values of $221,700 and $88,680, respectively. These SSARs vest one-third annually beginning March 2016. Please see the discussion regarding 2015 SSAR Awards beginning on page 40 of this proxy statement for additional information.

(5)
In 2014, our adjusted Net After-Tax Income growth was 8.0%. Messrs. Kasbar and Birns received an aggregate comprehensive incentive compensation award of $1,160,709 and $443,531, respectively, for 2014. The equity portion of this award, which was awarded in the form of RSUs, is reflected in the 2015 amounts above. These RSUs vest one-third annually beginning March 2016.
World Fuel Services Corporation | 2016 Proxy Statement 47

Outstanding Equity Awards at Fiscal Year-End

             The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2015, for our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Stock Awards
							Equity Incentive Plan Awards
										Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Name	Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested
Michael J. Kasbar	12,810	(2)	$39.580	03/15/18	90,274	(3)	$3,471,938	90,000	(8)	$3,461,400
Chairman, President	9,997	(4)	45.517	03/15/18	8,266	(5)	317,910
and Chief Executive Officer	15,000	(6)	57.48	03/31/20	8,063	(7)	310,103
Ira M. Birns	7,028	(2)	39.580	03/15/18	36,110	(3)	1,388,791	20,000	(8)	769,200
Executive Vice President	4,270	(4)	45.517	03/15/18	1,156	(5)	44,460
and Chief Financial Officer	6,000	(6)	57.48	03/31/20	3,403	(7)	130,879
Michael S. Clementi					22,059	(9)	848,389
Former Aviation Segment President, World Fuel Services, Inc.					10,692	(9)	411,214

(1)
The amounts in this column are based on the closing price of our common stock on December 31, 2015 of $38.46.

(2)
This amount reflects SSARs that vest in March 2016, subject to earlier vesting upon a change of control or qualifying termination of employment.

(3)
This amount reflects RSUs that vest one-fourth annually beginning March 2016, subject to earlier vesting upon a change of control or qualifying termination of employment.

(4)
This amount reflects premium-priced SSARs that vest in March 2016, subject to earlier vesting upon a change of control or qualifying termination of employment. The premium-price of these shares is 115% of the fair market value on the date of grant.

(5)
This amount reflects RSUs that vest one-half annually beginning March 2016, subject to earlier vesting upon a change of control or qualifying termination of employment.

(6)
This amount reflects SSARs that vest one-third annually beginning March 2016, subject to earlier vesting upon a change of control or qualifying termination of employment.

(7)
This amount reflects RSUs that vest one-third annually beginning March 2016, subject to earlier vesting upon a change of control or qualifying termination of employment.

(8)
This amount reflects the number of performance-based RSAs which would be earned by the named executive officer in 2017 assuming a minimum CAGR in EPS of 10%. These awards were granted in March 2012 and are subject to being earned based on a threshold amount of 10% up to a maximum of 25% CAGR in EPS during the five-year Measurement Period ending December 31, 2016, subject to the executive's continued service throughout the Measurement Period. Any earned portion will vest on the date after December 31, 2016 on which the Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite CAGR in EPS has been achieved for the Performance Period but in no event later than March 15, 2017.

(9)
This amount reflects RSUs that vest in March 2019 subject to Mr. Clementi's compliance with the non-compete and other restrictions set forth in the Clementi Agreements during the four-year restricted period following the Termination Date.
World Fuel Services Corporation | 2016 Proxy Statement 48

Option Exercises and Stock Vested

             The following table sets forth the stock vested during the year ended December 31, 2015 for our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting		Value Realized on Vesting(1)
Michael J. Kasbar Chairman, President and Chief Executive Officer	53,520		$2,895,432
Ira M. Birns Executive Vice President and Chief Financial Officer	24,539		1,327,560
Michael S. Clementi Former Aviation Segment President, World Fuel Services, Inc.	58,798	(2)	3,214,452

(1)
The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of restricted stock or RSUs that vested. The value realized does not represent cash received by the named executive officer which may differ based on when the acquired shares are ultimately disposed of by the named executive officer.

(2)
Includes 30,716 shares of restricted stock that vested on the Termination Date but remain subject to Mr. Clementi's compliance with the non-compete and other restrictions set forth in the Clementi Agreements during the four-year restricted period following the Termination Date.

Non-Qualified Deferred Compensation

             The following table sets forth non-qualified deferred compensation during the year ended December 31, 2015 for the named executive officers set forth below.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Michael J. Kasbar(1) Chairman, President and Chief Executive Officer	$6,524	$203,143

(1)
In 2006, Mr. Kasbar deferred portions of his bonus pursuant to the provisions of his employment agreement then effective.
World Fuel Services Corporation | 2016 Proxy Statement 49

Potential Payments upon Termination of Employment or Change of Control

             As described in greater detail below, our agreements with each of Messrs. Kasbar and Birns provides, and our agreement with Mr. Clementi until his retirement effective March 16, 2015 provided, for the payment of certain compensation and benefits in the event of the termination of the executive's employment, the amount of which varies, or in the case of Mr. Clementi, varied, depending upon the reason for such termination.

    Mr. Kasbar

             On March 14, 2008, we entered into an agreement with Mr. Kasbar that was subsequently amended on August 26, 2011 to reflect the transition of Mr. Kasbar from President and Chief Operating Officer to President and Chief Executive Officer, effective January 1, 2012. In April 2014, Mr. Kasbar's agreement was again amended to reflect the change in his title to Chairman, President and Chief Executive Officer of the Company, effective as of May 29, 2014. Mr. Kasbar's agreement, as amended (the "Agreement") provides for an annual base salary as determined by our Committee in its sole discretion, termination severance benefits, and such incentives and other compensation and amounts as the Committee may determine from time to time in its sole discretion. The Agreement provides for an expiration date of December 31, 2016, unless terminated earlier, and automatically extends for successive one-year terms unless either party provides written notice to the other at least one year prior to the expiration of the term that such party does not want to extend the term. The current term expires December 31, 2017, subject to the foregoing renewal provision.

             The following definitions apply under the Agreement:

             "cause" means (i) any act of fraud, misappropriation, embezzlement or material dishonesty by Mr. Kasbar, which results in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of Mr. Kasbar to perform his duties under the Agreement; (v) a willful and material breach by Mr. Kasbar of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Agreement (and in the case of (i) through (v) the failure to cure such breach) or (vi) a material breach by Mr. Kasbar of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

             "change of control" is deemed to have occurred if (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least 20% of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in the holders of our common stock prior to the event owning less than 51% of the total voting power of the capital stock of the surviving company; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current Board; (iv) we are liquidated or dissolved or we sell all or substantially all of our assets; (v) we enter into an agreement or our Board passes a resolution to do any of the

World Fuel Services Corporation | 2016 Proxy Statement 50

items listed in (i)-(iv) above and Mr. Kasbar's employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the event takes place.

             "good reason" means (i) any reduction in the annual base salary of Mr. Kasbar to a level that is less than 85% of Mr. Kasbar's base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent reduction that is remedied by us; (ii) following a change of control, our failure to provide Mr. Kasbar his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by Mr. Kasbar in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require Mr. Kasbar to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor's agreement to perform and assume the Agreement; (v) without the express prior written consent of Mr. Kasbar, assigning Mr. Kasbar any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status; and (vi) a voluntary termination by Mr. Kasbar for any reason within 30 days following the first anniversary of a change of control.

             Pursuant to the Agreement, we will pay and provide the following to Mr. Kasbar if the following termination events occur:

             Termination by Mr. Kasbar without Good Reason, by the Company for Cause or by the Company due to Mr. Kasbar's Death or Disability:

             The "accrued obligations" listed below:

  •
  all accrued but unpaid base salary through the end of the term of the Agreement;
  •
  any accrued but unpaid annual cash incentive awards (referred to in this discussion and in the Agreement as a "bonus") for bonus periods ending prior to the date the Agreement terminates and, if termination is due to any reason other than termination by the Company for cause or by Mr. Kasbar without good reason, a pro rata bonus for the bonus period in which the date of termination occurs;
  •
  any unpaid or unreimbursed expenses incurred in accordance with our policy;
  •
  any benefits accrued prior to, or otherwise provided after, termination of employment under our employee benefit plans, programs or arrangements in which Mr. Kasbar participates;
  •
  any rights or benefits under any stock option, restricted stock, RSU, SAR or other equity award that extend beyond the term of the Agreement; and
  •
  any rights to indemnification by virtue of Mr. Kasbar's position as our officer or director, whether pursuant to the terms of the Agreement, our By-Laws or otherwise, and the benefits under any directors' and officers' liability insurance policy maintained by us.

             Termination by Mr. Kasbar for Good Reason, by the Company without Cause, Following a Change of Control or Non-Renewal:

  •
  the accrued obligations;
World Fuel Services Corporation | 2016 Proxy Statement 51

  •
  an annualized amount of $750,000 ($1,250,000 for termination following a change of control) per year for a two-year period immediately following the termination date;
  •
  continued health insurance coverage in effect as of the termination date for Mr. Kasbar and his immediate family until Mr. Kasbar is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity;
  •
  after Mr. Kasbar is no longer eligible for coverage through COBRA, reimbursement for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to Mr. Kasbar and his immediate family until Mr. Kasbar turns 65 or, if earlier, the date on which neither Mr. Kasbar nor his surviving spouse is living provided that (i) coverage will not be provided for any period where Mr. Kasbar is eligible to receive coverage through employment or services provided to another person or entity; (ii) coverage will not be provided for any dependent over age 21 other than Mr. Kasbar's spouse; and (iii) the aggregate amount the Company is required to pay for such coverage does not exceed $150,000 in the aggregate; and
  •
  a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the "restricted period" (as defined below).

             The Agreement requires Mr. Kasbar to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the Agreement and for two years following termination of Mr. Kasbar's employment for any reason (referred to above as the "restricted period") other than a termination following a change of control not approved by our Board. Mr. Kasbar is also required to cooperate with us regarding existing or future litigation or other proceedings after the term and to abide by certain non-disparagement provisions. Mr. Kasbar's right to receive the foregoing payments and benefits other than the accrued obligations is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to the Company if requested to do so.

             In the event that (a) we terminate the Agreement without cause, (b) Mr. Kasbar terminates for good reason or (c) the Agreement is not renewed, any portion of an outstanding equity award that is not vested on the date of termination will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. In addition, if the termination is due to Mr. Kasbar's death or disability, all of Mr. Kasbar's outstanding equity awards will vest and become immediately exercisable.

             In the event of a change of control following a termination of employment for Mr. Kasbar, all of Mr. Kasbar's outstanding equity awards will vest immediately, unless the successor company assumes any such awards or substitutes such awards for awards with no less favorable terms, in which case, vesting of those awards will not be accelerated upon the change of control but, subject to certain conditions, will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. In such case, any of Mr. Kasbar's awards that have multiple annual performance conditions will vest and/or accelerate unless their performance conditions have not yet been met, in which case,

World Fuel Services Corporation | 2016 Proxy Statement 52

the performance conditions will be waived if doing so would not cause an award to no longer be exempt from the deduction limitations imposed by Section 162(m).

             The Agreement provides that in the event that any amount or benefit payable under the Agreement, taken together with any amounts or benefits otherwise payable to Mr. Kasbar by us or any affiliated company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax present value received by Mr. Kasbar before such reduction.

             The Agreement also provides that any amounts that are not exempt from Section 409A of the Code ("Section 409A") will be subject to the required six-month delay in payment after termination of service if Mr. Kasbar is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such delay period.

Mr. Birns

             In April 2007, we entered into an executive severance agreement with Mr. Birns, our Executive Vice President and Chief Financial Officer.

             The following definitions apply to Mr. Birns' executive severance agreement:

             "cause" means (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the severance agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board and not curing such failure; (ii) any willful and material breach of our Code of Conduct or any other policy; (iii) Mr. Birns' gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (vi) a material breach of the severance agreement that cannot be cured.

             "change of control" has the meaning assigned to such term in our By-Laws.

             "good reason" means (i) the assignment to Mr. Birns of any duties materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied; (ii) any reduction in, or failure to pay Mr. Birns' base salary other than a reduction or failure remedied by us; (iii) within 2 years following a change of control, any failure by us to provide Mr. Birns his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to Mr. Birns in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require Mr. Birns to be based at any office or location outside of Miami-Dade or Broward County.

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             Pursuant to the executive severance agreement, we will pay and provide the following to Mr. Birns if the following termination events occur:

    Termination by the Company for Cause; Termination by Mr. Birns without Good Reason:

  •
  an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination.

    Termination Due to Death or Disability:

  •
  an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid annual cash incentive award (referred to in this discussion and in the severance agreement as a "bonus") for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;
  •
  a prorated bonus for the calendar year in which the employment is terminated, however, no bonus will be paid if Mr. Birns' termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

    Termination by the Company without Cause; Termination by Mr. Birns for Good Reason:

  •
  an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid bonus for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;
  •
  continued health insurance coverage in effect as of the termination date for Mr. Birns and his immediate family for a period of up to 18 months. Such coverage will terminate earlier if Mr. Birns becomes eligible for health insurance coverage through employment or services provided to another person or entity; and
  •
  a severance payment in an amount equal to two times Mr. Birns' base salary as of the termination date, which will be paid in regular payroll installments over the 24-month period following termination, plus payment of a prorated bonus for the calendar year in which his employment is terminated, however, no bonus will be paid if Mr. Birns' termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

             We have the right to discontinue any of the payments in the preceding two bullet points, should Mr. Birns (i) fail to comply in any material respect with the confidentiality and

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restrictive covenant provisions of the executive severance agreement or (ii) fail to provide agreed upon post-termination services as provided for in the executive severance agreement.

             The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise payable to Mr. Birns by the Company, are subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced to avoid any payments or benefits being nondeductible by the Company.

Mr. Clementi

             On March 14, 2008, World Fuel Services, Inc. ("WFS"), our principal domestic operating subsidiary, entered into an employment agreement with Mr. Clementi, President of our aviation segment, effective January 1, 2008. The term of the agreement was initially scheduled to end on December 31, 2010, subject to automatic extension for successive one year terms unless either party provided written notice to the other 60 days prior to the expiration of the term that such party did not want to extend the term. On March 1, 2013, the agreement was amended to, among other things, alter the formula used to calculate Mr. Clementi's annual incentive compensation, effective January 1, 2013. On March 13, 2015, we agreed with Mr. Clementi that he would retire from his position as President of our aviation segment, effective as of the Termination Date. In connection with his retirement, Mr. Clementi's employment agreement was terminated and he became entitled to receive those payments and benefits provided for in a termination without cause as set forth in his employment agreement and the agreements governing his outstanding equity awards.

             The following definition applied to Mr. Clementi's employment agreement:

             "cause" means (i) the willful, material failure by Mr. Clementi to perform his duties consistent with his position or to comply with the obligations of the employment agreement, or his willful, material failure to carry out the reasonable and lawful directions of our Board and not curing such failure; (ii) Mr. Clementi's gross negligence or willful misconduct which is harmful to WFS, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iii) use of alcohol, drugs or other similar substances during work hours, other than at a WFS sanctioned event, or at any time in a manner that adversely affects his work performance; (iv) his being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (v) a material breach of the employment agreement, Code of Conduct, Securities Trading policy or any other related corporate and personnel policies generally applicable to our executives or employees that cannot be cured.

             Pursuant to the agreement, we paid and provided the following to Mr. Clementi upon his termination:

    Termination by WFS without Cause:

  •
  all accrued but unpaid compensation and benefits to which he was otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination;
  •
  WFS will continue to pay Mr. Clementi his base salary then in effect for the 24 month period immediately following the date of termination;
World Fuel Services Corporation | 2016 Proxy Statement 55

  •
  continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant to COBRA, and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; and
  •
  a lump sum of $1,500,000 within 5 business days of the last day of the "restricted period" (as defined below).

             The agreement required Mr. Clementi to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the agreement and either (i) the two years following termination of employment for any reason other than expiration of the term due to WFS electing not to extend the term or (ii) one year following termination of employment as a result of WFS electing not to extend the term (referred to above as the "restricted period"). In connection with the separation agreement entered into on March 13, 2015, the restricted period was extended from two years to four years following the Termination Date. Mr. Clementi's right to receive the foregoing payments and benefits other than the accrued obligations (including any bonus earned for any bonus period ending on or before the date of termination) is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to WFS if requested to do so.

             Upon termination of Mr. Clementi's employment other than by WFS with cause, in addition to the amounts and benefits discussed above, Mr. Clementi was entitled to any rights afforded to him under any equity award agreements arising from the termination of his employment. The agreement also provided that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise paid to Mr. Clementi by WFS or any affiliated company, were subject to the excise tax or parachute payments under Section 4999 of the Code, such amounts or benefits would be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax value received by Mr. Clementi before such reduction.

             The agreement provided that any amounts that are not exempt from Section 409A would be subject to the required six-month delay in payment after termination of service if Mr. Clementi is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such period.

Potential Payments upon Termination of Employment or Change of Control

             The following table shows potential payments for each of Messrs. Kasbar and Birns under their respective employment agreements for various scenarios involving a change of control or termination of employment, assuming a December 31, 2015 termination date and, where applicable, using the closing price of our common stock of $38.46 (as reported on the NYSE on December 31, 2015). These tables do not reflect amounts that would be payable to Messrs. Kasbar and Birns pursuant to benefits and awards that have already vested. As discussed earlier, Mr. Clementi agreed to retire on March 13, 2015, effective March 16, 2015 and was entitled to receive the amounts set forth for a "Termination Without Cause" on the Termination Date, less any equity awards that vested after December 31, 2014 and prior to

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the Termination Date. Mr. Clementi is not included in the table below. In connection with his retirement, Mr. Clementi became eligible to receive certain severance payments as set forth above beginning on page 55.

	Cash Severance Payment	Continuation of Medical/ Welfare Benefits	Other Cash Compensation(2)	Acceleration and Continuation of Equity Awards(3)(4)		Total
Mr. Kasbar
Termination by Executive without Good Reason or by Company for Cause	$—	$—	$858,912	$—		$858,912
Termination by Company without Cause, by Executive for Good Reason or Non-Renewal(1)	$3,000,000	$189,106	$858,912	$1,319,178	(5)	$5,367,196
Change of Control(1)	$5,000,000	$189,106	$858,912	$1,319,178	(5)	$7,367,196
Death or Disability	$—	$—	$858,912	$1,319,178	(5)	$2,178,090
Mr. Birns
Termination by Executive without Good Reason or by Company for Cause	$—	$—	$11,539	$—		$11,539
Termination by Company without Cause	$1,000,000	$39,003	$261,539	$328,910		$1,629,452
Termination by Executive for Good Reason(1)	$1,000,000	$39,003	$261,539	$328,910		$1,629,452
Change of Control(1)	$—	$—	$—	$451,828		$451,828
Death or Disability	$—	$—	$261,539	$328,910		$590,449

(1)
Please see the discussion immediately preceding this table beginning on page 50 regarding the obligations the executive must fulfill in order to receive these payments and benefits, such as satisfying restrictive covenants for a certain period of time after the termination event before any cash severance payment is made, and our right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

(2)
The amounts in this column relate to any other cash compensation that is due to the executives such as bonus, accrued but unused paid time off and deferred compensation. The amounts in this column for Mr. Kasbar includes deferred compensation, including interest, which would be paid to him as of December 31, 2015.

(3)
The amounts in this column relating to both SSARs and performance-related SSARs represent the value of unvested and accelerated awards as of December 31, 2015, calculated by multiplying the number of accelerated awards by the difference between the conversion price and the closing price of our common stock on December 31, 2015. The amounts in this column relating to both restricted stock and performance-related restricted stock represent the value of unvested and accelerated stock as of December 31, 2015, calculated by multiplying the number of accelerated shares by the closing price of our common stock on December 31, 2015.

(4)
Under the change of control scenario, we have assumed that the equity-based awards for each executive were not assumed or substituted by the successor company in order to show the full value that each executive would receive as a result of accelerating the vesting of the executive's outstanding awards upon the occurrence of a change of control. If such awards are assumed or substituted by the successor company, their vesting terms would not be accelerated.

(5)
Please see the discussion immediately preceding this table beginning on page 52 regarding the acceleration of equity-based awards with multiple annual performance conditions under these termination scenarios.
World Fuel Services Corporation | 2016 Proxy Statement 57

V. PROPOSAL NO. 2—APPROVAL OF THE 2016 OMNIBUS PLAN

             On March 4, 2016, the Board of Directors approved the adoption of the World Fuel Services Corporation 2016 Omnibus Plan (the "Plan"), subject to approval by our shareholders. The Board of Directors adopted the Plan as a flexible omnibus incentive compensation plan that would allow the Company to use different forms of compensation awards to attract new employees, executives and directors, to further the goal of retaining and motivating existing personnel and directors and to further align such individuals' interests with those of our shareholders. Accordingly, the Board is seeking shareholder approval of the Plan.

             The following information regarding the Plan is being provided to you in connection with the solicitation of proxies for the approval of the adoption of the Plan. The following description of the Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the Plan. The text of the Plan is attached as Annex A to this proxy statement. You are urged to read the Plan.

General Plan Information

             The Plan is intended to replace the World Fuel Services Corporation 2006 Omnibus Plan (the "2006 Plan"), under which no new awards will be allowed to be granted after June 20, 2016. If the Plan is approved, the number of shares of the Company's common stock (the "Stock") that will be available for issuance under the Plan pursuant to any form of equity awards permitted under the Plan, as described below, will be equal to the sum of (a) 2,500,000 shares of Stock plus (b) any shares of Stock with respect to awards that were granted under the 2006 Plan but are forfeited or canceled (e.g., due to the recipient's failure to satisfy applicable service or performance conditions) after the Plan is approved by the Company's shareholders. However, shares of Stock with respect to awards under the 2006 Plan that are withheld to satisfy tax withholding obligations or to pay the exercise price of an award would not become available for issuance pursuant to the Plan. As of December 31, 2015, approximately 2,300,000 shares of Stock were subject to outstanding awards under the 2006 Plan (assuming maximum achievement of performance goals, where applicable), so if all such awards are forfeited or canceled after the date that the Plan is approved by the Company's shareholders, the number of shares of Stock available for awards under the Plan would increase by that amount.

Material Features of the Plan

             Below is a summary of some of the material features of the Plan:

•
No liberal share recycling.

•
Shares of Stock withheld or tendered to satisfy applicable tax withholding obligations or in payment of the exercise price of an award would not be available again for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

•
Each share of Stock with respect to which a stock-settled stock appreciation right is exercised would be counted as one share of Stock against the maximum number of shares of Stock available for delivery under the Plan, regardless of the number of shares of Stock actually delivered upon settlement of such stock-settled stock appreciation right.
World Fuel Services Corporation | 2016 Proxy Statement 58

•
Minimum vesting.  95% of stock-based awards would be subject to a minimum vesting period of one year.

•
No discretionary authority to accelerate awards upon termination.  The plan administrator would not have discretionary authority to accelerate vesting of an award in the event of a participant's termination of employment other than in connection with the participant's death or disability.

•
"Double-trigger" vesting of awards upon a Change of Control.  Awards would not accelerate upon a Change of Control (as defined below), unless the employee is terminated without Cause (as defined below) within 12 months following the Change of Control or the awards are not assumed by the acquiror.

•
No liberal Change of Control definition.  The definition of Change of Control would require consummation, not only shareholder approval, of a merger or similar corporate transaction.

•
Dividend and dividend equivalents.  No dividends or dividend equivalents would be paid on any performance-based award that is forfeited.

•
No repricing of options or stock appreciation rights. The Committee would not have the power to reprice options or stock appreciation rights with an exercise price that is less than the original exercise price, unless such action is approved by our shareholders.

•
No evergreen funding feature.  The Plan would not contain a provision for automatic increases in shares of Stock available under the Plan.

•
Seven-year expiration.  No stock option or stock appreciation right would be permitted to be exercisable after the seven-year anniversary of the date of grant.

             In addition, as discussed in the Compensation Discussion and Analysis of this proxy statement, our stock ownership and retention guidelines require our named executive officers to retain 50% of any net after-tax shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be an executive officer, if earlier).

Vote Required

             Under the NYSE rules, approval of the Plan requires the affirmative vote of the majority of the votes cast on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" APPROVAL OF THE WORLD FUEL SERVICES
CORPORATION 2016 OMNIBUS PLAN

Summary Description of the Plan

             The purpose of the Plan would be to: (i) attract and retain persons eligible to participate in the Plan; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align participants' interests with those of the Company's other shareholders through Stock-based compensation; and

World Fuel Services Corporation | 2016 Proxy Statement 59

thereby promote the long-term financial interests of the Company and enhance long-term shareholder return.

Administration

             The Plan would be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"), which is comprised exclusively of non-management independent directors, who would serve at the discretion of the Board. In the absence of the Committee, the Plan would be administered by the Board. The Committee would also be permitted to delegate its responsibilities and powers to any person or persons it chooses, and such delegation may be revoked by the Committee at any time.

             Subject to the terms of the Plan, the Committee would be authorized to (i) select eligible recipients, (ii) determine the terms and conditions of the awards, (iii) construe and interpret the Plan and awards, (iv) grant replacement awards in specified circumstances, (v) establish, amend and revoke rules and regulations for its administration and (vi) cancel awards. The Committee would not, however, have discretionary authority to accelerate vesting of an award in the event of a participant's termination of employment other than in connection with the participant's death or disability. Any interpretation of the Plan by the Committee, and any decision made by the Committee under the Plan, would be binding and conclusive on all persons. In no event would the Committee have the power to reprice options or SARs with an exercise price that is less than the original exercise price, unless such action is approved by the Company's shareholders. Any awards granted to an independent director of the Board would be administered by the Board, and the Board would have all the powers of the Committee in such circumstances.

Eligibility

             Any current or prospective employee, officer or member of the Board of the Company or any of its Subsidiaries, any consultant or other person who performs services for the Company or any of its Subsidiaries would be eligible for selection by the Committee to receive awards and participate in the Plan. The Company currently expects that awards would be generally granted to approximately 360 employees and non-employee directors (of whom there are currently eight non-employee directors.)

Types of Awards

             Under the Plan, the Committee would be authorized to grant stock options, stock appreciation rights ("SARs"), stock unit awards, performance compensation awards, restricted stock awards, restricted stock unit awards, other stock based awards and cash incentive awards.

Stock Options and SARs

             The Committee would be authorized to grant incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, non-qualified stock options and SARs, which entitle the participant to receive the amount by which the fair market value of a share of Stock on the date of exercise exceeds the exercise price of the SAR. The exercise price per share subject to an option and the exercise price of a SAR would be determined by the Committee, but may not be less than the fair market value of a share of

World Fuel Services Corporation | 2016 Proxy Statement 60

Stock on the date of grant. For purposes of the Plan, the fair market value of a share of Stock as of any given date would be the closing sales price per share of Stock as reported on the principal securities exchange or market on which Stock is then listed or admitted to trading on the date that the award is granted or, if the grant date is not a trading day, the fair market value would be the closing sales price per share of Stock on the most recent trading prior to the date the award was granted. The maximum term of each option or SAR, the times at which and the manner in which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally would be fixed by the Committee, provided, however, that in no event may an option or SAR remain exercisable after the seven-year anniversary of the date of grant.

Stock-Based Awards and Cash Incentive Awards

             Stock-based awards (other than options and SARs) would consist of: (1) stock unit awards, which are vested awards that entitle the participant to receive shares of Stock in the future; (2) restricted stock awards, which are shares of Stock that are subject to forfeiture or other restrictions that would lapse upon the achievement of one or more goals relating to completion of service, performance or other objectives; (3) restricted stock unit awards, which entitle the participant to receive shares of Stock in the future subject to the achievement of one or more goals, relating to completion of certain service, performance or other objectives; and (5) other stock-based awards, which are awards (other than stock options, SARs, stock unit awards, restricted stock awards or restricted stock unit awards), that would be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock. Cash incentive awards would entitle the participant to receive a designated dollar value amount of cash and would be subject to the achievement of one or more goals relating to completion of service, performance or other objectives. 95% of all Stock-based awards issued under the Plan would be subject to a minimum vesting period of one year, which minimum vesting period would be deemed satisfied with respect to an award granted to an independent director in connection with an annual shareholder meeting if such award vests upon or after the immediately following annual shareholder meeting.

Performance Compensation Awards

             The Committee would be authorized to designate any stock-based award or cash incentive award as a performance compensation award that is contingent on the achievement of performance measures during a performance period as determined by the Committee upon the grant of the performance compensation award. Performance compensation awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee. Performance awards granted to persons whom the Committee expects would, for the year in which a deduction arises, be "covered employees" (as defined below) would, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of Section 162(m), the term "covered employee" generally means the Company's chief executive officer and three other most highly compensated executive officers (other than its chief financial officer). If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance

World Fuel Services Corporation | 2016 Proxy Statement 61

compensation award intended to qualify under Section 162(m) of the Code would be exercised by the Committee and not the Board.

             If and to the extent that the Committee determines that any award is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code, one or more of the following business criteria for the Company, on a consolidated basis, or for any Subsidiary, or for business or geographical units of the Company or any Subsidiary (except with respect to the shareholder return measures and earnings per share criteria), would be used by the Committee in establishing performance measures for awards under the Plan: (i) earnings per share or diluted earnings per share; (ii) revenues or margins; (iii) cash flow; (iv) gross or net profitability/profit margins (including profitability of a product or service); (v) return measures (including return on net assets, investment, capital, equity, or sales); (vi) economic value; enterprise value; (vii) direct contribution; (viii) net income; (ix) pretax earnings; (x) earnings before interest and taxes; (xi) earnings before interest, taxes, depreciation and amortization; (xii) earnings after interest expense and before non-recurring or special items; (xiii) operating income; (xiv) income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (xv) working capital; (xvi) costs or expenses (including specified types or categories thereof); (xvii) identification and/or consummation of investment opportunities or completion of specified projects, including strategic mergers, acquisitions or divestitures; (xviii) shareholder return measures; share price; (xix) debt reduction or borrowing levels; (xx) improvements in capital structure; (xxi) sales or product volume; days sales outstanding; (xxii) market share (in the aggregate or by segment); (xxiii) ratios (including operating, leverage, combined); (xxiv) book, economic book or intrinsic book value (including book value per share); (xxv) entry into new markets, either geographically or by business unit; (xxvi) customer retention and satisfaction; (xxvii) safety and accident rates; (xxviii) strategic plan development and implementation, including turnaround plans; and (xxix) funds from operations.

             Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are selected by the Committee. The Committee would exclude the impact of an event or occurrence that the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or any of its affiliates, Subsidiaries, divisions, segments or operating units or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles. Any such determination would be made by the Committee in a manner that is consistent with Section 162(m) of the Code.

             The Committee would be permitted, in its discretion, to determine that the amount payable as a performance compensation award will be reduced from the amount of any potential award, but could not exercise any discretion to increase any such amount.

World Fuel Services Corporation | 2016 Proxy Statement 62

Other Terms of Awards

             Awards may be settled in the form of cash, shares of Stock, other awards, or any combination thereof, as the Committee would be permitted to determine. The Committee would be permitted to require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, which may include the payment or crediting of interest or dividend equivalents on deferred amounts, and may include such credits into deferred Stock equivalents. A participant would, however, only be eligible to receive dividends or dividend equivalents in respect of any award that vests or is payable upon achievement of performance measures to the extent that the relevant performance measures are achieved and all or some of the award has been earned for the applicable period. The Committee would be permitted to condition the delivery of any shares of Stock or benefits under the Plan on satisfaction of the applicable tax withholding obligations, and may permit such withholding obligations to be satisfied through cash payment by the participant, the surrender of shares of Stock which the participant already owns, the withholding of shares of Stock that otherwise would have been delivered pursuant to the award, or the surrender of shares of Stock to which the participant is otherwise entitled under the Plan. Except as otherwise provided by the Committee, awards under the Plan would not be transferable except as designated by the participant by will or by the laws of descent and distribution.

Change of Control

             In the event of a Change of Control, all awards that are outstanding and unvested as of immediately prior to a Change of Control would remain outstanding and unvested, unless otherwise provided in the applicable award or an individual employment agreement. If, however, within 12 months following a Change of Control, the participant's employment with the Company and its affiliates is terminated without Cause, or in connection with the Change of Control, no provision is made for assumption, continuation or substitution of awards in a manner that preserves the material terms and conditions of the awards, then any awards that are unexercisable, unvested or subject to restrictions would automatically become exercisable and vested and all restrictions would lapse as of the date of such termination or immediately prior to the Change of Control, as applicable.

             The term "Change of Control" would be defined in the Plan to mean any one of the following events:

  a)
  any person or "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan or plans of the Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly, thirty percent (30%) or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that, for purposes of this subparagraph a), any acquisition directly from the Company will not constitute a Change of Control; or

  b)
  any merger, consolidation, reorganization or similar event of the Company or any of its Subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or
World Fuel Services Corporation | 2016 Proxy Statement 63

    similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

  c)
  the individuals who, as of the date on which our shareholders approve the Plan (the "Effective Date"), constitute the Board (as of the Effective Date, the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is pursuant to an actual or threatened election contest), shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

  d)
  there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

             Unless defined otherwise in the award or individual employment agreement, the term "Cause" would be defined in the Plan to mean:

  a)
  the material failure by the participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any Subsidiary (or any successor company);

  b)
  any material violation or breach by the participant of his or her employment agreement, consulting or other similar agreement with the Company or any Subsidiary (or successor company), if any;

  c)
  any material violation or breach by the participant of any non-competition, non-solicitation, non-disclosure or other similar agreement with the Company or any Subsidiary (or successor company);

  d)
  any material violation or material breach by the participant of the Company's Code of Conduct or any other Company (or successor company) policy;

  e)
  any act by the participant of material dishonesty or fraud that injures the reputation or business of the Company or any Subsidiary (or successor company); or

  f)
  the conviction of or entry of a plea of guilty or nolo contender to a felony or a crime involving moral turpitude.
World Fuel Services Corporation | 2016 Proxy Statement 64

             The good faith determination by the Committee of whether the participant's employment or service was terminated for Cause is final and binding for all purposes.

Shares Available for Awards; Annual Per-Person Limitations

             Subject to adjustment for changes in capitalization, the maximum total number of shares of Stock that may be delivered to participants and their beneficiaries under the Plan would be equal to the sum of (a) 2,500,000 shares of Stock plus (b) any shares of Stock with respect to awards that were granted under the 2006 Plan but are forfeited or canceled (e.g., due to the recipient's failure to satisfy applicable service or performance conditions) after the Plan is approved by the Company's shareholders, provided that shares of Stock with respect to awards under the 2006 Plan that are withheld to satisfy tax withholding obligations or to pay the exercise price of an award would not become available for issuance pursuant to the Plan. Upon exercise of a stock-settled SAR, each share of Stock with respect to which such stock-settled SAR is exercised would be counted as one share of Stock against the maximum aggregate number of shares of Stock that may be delivered pursuant to Awards granted under the Plan, regardless of the number of shares of Stock actually delivered upon settlement of such stock-settled SAR. If and to the extent that shares of Stock are not delivered because an award is settled in cash, those shares would not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. If and to the extent, however, any shares of Stock are withheld or tendered to satisfy applicable tax withholding obligations or in payment of the exercise price of an award, those shares would be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Shares of Stock issued pursuant to awards granted in substitution for awards previously granted by a company acquired by the Company or Subsidiary, or with which the Company or any Subsidiary combines, would not reduce the limit on shares of Stock available for delivery under the Plan.

             Subject to adjustment for changes in capitalization, the maximum number of shares of Stock that may be issued as a result of the exercise of ISOs would be 2,500,000.

             Subject to adjustment for changes in capitalization, with respect to awards that are intended to be "performance-based compensation" (as that term is defined for purposes of Section 162(m) of the Code), the maximum number of shares of Stock that would be available to be granted to any one individual in any fiscal year in respect of stock-settled awards, would be no more than 600,000, multiplied by the number of fiscal years (and fractions thereof) over which the performance criteria are measured. In the case of such awards that are cash-settled based upon the fair market value of a share of Stock, the maximum amount of cash that may be paid to any one individual in any fiscal year would be equal to 600,000 shares of Stock multiplied by the fair market value as of the relevant vesting, payment or settlement date, multiplied by the number of fiscal years (and fractions thereof) over which the performance criteria are measured. In the case of all other awards, the maximum amount of cash and other property (valued at its fair market value) other than shares of Stock that may be paid or delivered pursuant to such awards granted to any one individual in any fiscal year would be equal to $5,000,000 multiplied by the number of complete fiscal years (and fractions thereof) over which the performance criteria are measured.

World Fuel Services Corporation | 2016 Proxy Statement 65

             Subject to adjustment for changes in capitalization, with respect to awards granted to independent directors, in the case of such stock-settled awards, the maximum number of shares of Stock that would be available to be granted to any one independent director in any fiscal year would be 60,000. In the case of such awards that are cash-settled based on the fair market value of a share of Stock, the maximum amount of cash that may be paid to any one independent director in any fiscal year would be equal to 60,000 shares of Stock multiplied by the per share fair market value as of the relevant vesting, payment or settlement date. In the case of all other awards granted to independent directors, the maximum amount of cash and other property (valued at its fair market value) other than shares of Stock that may be paid or delivered pursuant to such awards to any one independent director in any fiscal year would be $500,000.

             Up to 5% of the shares of Stock under the Plan would be permitted to be granted free of any vesting requirements, provided, however, that shares of Stock issued to eligible persons pursuant to their election to receive shares of Stock in lieu of cash compensation would not count against this limit.

Adjustments

             In the event of any equity restructuring of the Company, such as a stock dividend, stock split, spin-off, reverse stock split, split-up, rights offering, recapitalization or non-recurring cash dividend or other distribution (whether in the form of shares of Stock, other securities or other property), the Committee would adjust each award to prevent dilution or enlargement of the rights of the holders with respect to outstanding awards. In addition, in the event of any merger, consolidation, combination, exchange of shares or any similar corporate transaction (including any Change of Control), the Committee would be permitted to make other adjustments in order to preserve the benefits and potential benefits of outstanding awards. Such actions may include, but are not limited to, adjustments to the aggregate number of shares available for issuance under the Plan, the annual per participant limits, the number and kind of shares subject to outstanding award, and the exercise price of any outstanding options or SARs, as well as any other appropriate adjustments it deems necessary.

Amendment and Termination

             The Board would be permitted, at any time, to amend or terminate the Plan, and the Board or the Committee would be permitted, at any time, to amend any award outstanding thereunder, provided that no amendment or termination may, in the absence of written consent by the affected participant (or the participant's beneficiary if the participant is no longer living), materially and adversely affect the rights of any participant or beneficiary granted under the Plan prior to the date that the amendment is adopted by the Board, unless such amendment is made to comply with applicable law, or with tax, security exchange or accounting rules. The Board would be permitted to so amend the Plan without further shareholder approval, except to the extent shareholder approval would be required by law or regulation or under the rules of any securities exchange or quotation system on which shares of Stock are then listed or quoted. Thus, shareholder approval would not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards.

World Fuel Services Corporation | 2016 Proxy Statement 66

             The Plan would remain in effect as long as any award under it is outstanding. However, no awards would be permitted to be granted under the Plan after the tenth anniversary of the date the Plan was approved by our shareholders.

Federal Income Tax Consequences of Awards

             The Plan would not be qualified under the provisions of section 401(a) of the Code and would not be subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options

             A non-qualified stock option results in no taxable income to the participant or deduction to the Company at the time it is granted. A participant exercising a non-qualified stock option will, at that time, realize taxable income (subject to withholding and employment taxes) in the amount equal to the excess, if any, of the then fair market value of the shares over the option exercise price. Subject to the applicable provisions of the IRC, the Company will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable income realized by the participant. The participant's tax basis in shares received upon exercise is equal to the sum of the option exercise price plus the taxable income recognized by him or her upon exercise.

             Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term capital gain (or loss) to the participant, depending upon the holding period of the shares. If a non-qualified option is exercised by tendering previously owned shares in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The participant will have taxable income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the participant's basis in such excess shares will be equal to the amount of such taxable income, and the holding period in such shares will begin on the date of exercise.

Incentive Stock Options

             An incentive stock option results in no taxable income to the participant or a deduction to the Company at the time it is granted or exercised. However, upon exercise, the excess of the fair market value of the shares acquired over the option exercise price is an item of adjustment in computing the alternative minimum taxable income of the participant, if applicable. If the participant holds the stock received as a result of an exercise of an incentive stock option until the later of two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the shares is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a "disqualifying disposition"), then the participant will realize taxable income for the year of the disposition in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option exercise price (or, if less, the excess of the amount realized upon disposition of the shares over the option exercise price). Any additional gain or loss

World Fuel Services Corporation | 2016 Proxy Statement 67

recognized upon the disposition will be recognized as a capital gain or loss by the participant. In the event of a disqualifying disposition, the Company will generally be entitled to a deduction, in the year of such a disposition, in an amount equal to the taxable income realized by the participant. The participant's tax basis in the shares acquired upon exercise of an incentive stock option is equal to the option exercise price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Stock Awards

             Generally, if a participant receives a stock award under the Plan, the participant would recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount the participant paid in exchange for the stock. If, however, the stock is not vested when it is received under the Plan (for example, if the participant is required to work for a period of time in order to have the right to sell the stock), the participant generally would not recognize income until the stock becomes vested, at which time the participant would recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount the participant paid in exchange for the stock. The participant may, however, file an election with the Internal Revenue Service, within 30 days of the participant's receipt of the stock award, to recognize ordinary compensation income, as of the date the participant received the stock award, equal to the excess, if any, of the fair market value of the stock on the date the other stock award is granted over any amount the participant paid in exchange for the stock. If the participant is an employee of the Company, the ordinary compensation income the participant recognizes would be subject to federal and state income and employment tax withholding.

Stock Appreciation Rights

             Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. The value received by an employee (in cash or stock) from the exercise or settlement of a SAR will be taxed as ordinary income to the employee in the year of exercise or settlement. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise or settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise or settlement.

Cash Incentive Awards

             Cash incentive awards entitle the participant to receive a cash award and, upon payment of the cash award, the participant recognizes ordinary income equal to the cash award.

             The Company would be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the participant, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, either the participant includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount, and the deduction is not otherwise disallowed under the Code.

World Fuel Services Corporation | 2016 Proxy Statement 68

Section 162(m) Limitations

             Section 162(m) of the Code, generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Awards granted to employees under the Plan whom the Committee expects to be covered employees at the time a deduction arises, may, if and to the extent that the Committee determines to do so, be granted in a manner that would qualify as such "performance-based compensation," so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the Company's ability to ensure that options under the Plan would qualify as "performance-based compensation" that are fully deductible by us under Section 162(m).

Code Section 409A

             If any award constitutes a "nonqualified deferred compensation plan" under Section 409A of the Code (a "Section 409A Plan"), then the award would be subject to certain additional requirements discussed in the Plan, if and to the extent required to comply with Section 409A of the Code. Any award agreement for any award that the Committee believes may constitute a Section 409A Plan, and the provisions of the Plan applicable to that award, would be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the participant's consent, may amend any award agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. In the event of a Change of Control, any outstanding awards that constitute deferred compensation would be paid in accordance with Section 409A of the Code. If any award agreement or award is deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents would be liable to any participant or other person for actions, decisions or determinations made in good faith.

Importance of Consulting Tax Adviser

             The information set forth above is a summary only and does not purport to be complete. It is for general information only and is not intended or written to be used as tax advice. It is based on the U.S. federal income tax laws currently in effect and does not address state, local or foreign tax consequences. This summary also does not purport to deal with all material aspects of U.S. federal taxation that may be relevant to a participant's personal investment circumstances and does not discuss the tax consequences of those participants who are subject to special treatment under any country's income tax laws. Participants are strongly urged to consult with their tax advisor regarding the specific tax consequences (including the federal, state, local and foreign tax consequences) that may affect participants in the Plan and of potential changes in applicable tax laws.

New Plan Benefits Table

             A new plan benefits table for the Plan and the benefits or amounts that would have been received by or allocated to certain participants for the last completed fiscal year under

World Fuel Services Corporation | 2016 Proxy Statement 69

the Plan if the Plan was then in effect, as described in the federal proxy rules, is not provided because all awards made under the Plan will be made at the Board's or Committee's discretion, as applicable. Therefore, the benefits and amounts that would be received or allocated under the Plan are not determinable at this time. However, please refer to the Summary Compensation Table, which includes certain information regarding awards granted to our named executive officers during the fiscal year ended December 31, 2015. Equity grants to our non-employee directors are described under "Director Compensation".

Equity Compensation Plans not Subject to Shareholder Action

             The following table summarizes securities authorized for issuance related to outstanding restricted stock units ("RSUs") and stock-settled SARs ("SSAR Awards") under the 2006 Plan and available for future issuance under the 2006 Plan as of December 31, 2015. As noted earlier in this proxy statement, the 2006 Plan will expire by its terms on June 20, 2016 and no new awards will be permitted to be granted after such date.

Plan name or description	(a) Maximum number of securities to be issued upon exercise of outstanding RSU and SSAR Awards	(b) Weighted average exercise price of outstanding SSAR Awards		(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
2006 Omnibus Plan (amended and restated)	1.0 million	$10.43	(1)	3.2 million

(1)
Calculated without taking into account shares of Stock subject to the RSUs reported in column (a) and that will become issuable following vesting of such RSUs without any cash consideration or other payment required.
World Fuel Services Corporation | 2016 Proxy Statement 70

VI. PROPOSAL NO. 3—NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

             The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to: (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to our long-term strategic objectives and (iv) align executives' interests with those of our shareholders.

             Pursuant to amendments to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve or not approve, on an advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 30 of this proxy statement, and the compensation of our named executive officers, as disclosed in this proxy statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our named executive officers and evaluating our executive compensation principles, policies and procedures.

             The Board believes that our executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:

  •
  Total compensation is tied to performance.  The majority of total executive compensation is variable and delivered on a pay-for-performance basis.
  •
  Long-term equity compensation aligns executives' and shareholders' interests.  Our named executive officers receive equity awards, which generally have multi-year vesting requirements.

             This framework has resulted in compensation for our named executive officers that is commensurate with our financial results, as demonstrated by the bar graph on page 31 of this proxy statement and the related tabular quantifications and narratives.

             Accordingly, we are asking our shareholders to vote, in an advisory manner, "FOR" the adoption of the following resolution:

             "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED."

World Fuel Services Corporation | 2016 Proxy Statement 71

Vote Required

             The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED ABOVE IN THIS PROXY STATEMENT.

World Fuel Services Corporation | 2016 Proxy Statement 72

VII. PROPOSAL NO. 4—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Introduction

             The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company's auditors. The Committee engages in an annual evaluation of the independent registered certified public accounting firm's qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent registered certified public accounting firm.

             The Audit Committee has selected PwC to serve as our independent registered public accounting firm for 2016. In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company's lead audit partner pursuant to this rotation policy includes meetings between the Chairman and the members of the Audit Committee and the candidates for the role, as well as discussion by the full Committee and with management.

             The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2016. Although the Board is submitting the selection of PwC to our shareholders for ratification, the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the shareholders do not ratify the selection of PwC as our independent registered certified public accounting firm, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.

             Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

World Fuel Services Corporation | 2016 Proxy Statement 73

Fees and Services of PricewaterhouseCoopers LLP

             The following table presents aggregate fees for professional audit services rendered by PwC for the audit of our consolidated financial statements for the fiscal years ended December 31, 2015 and 2014, and fees billed for other services rendered by PwC during those periods.

Services Rendered
(In thousands)

	2015	2014
Audit Fees(1)	$6,563	$4,679
Audit-Related Fees(2)	37	36
Tax Fees	0	0
All Other Fees(3)	0	55

Total	$6,600	$4,770

(1)
These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our annual report on Form 10-K, reviews of the quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.

(2)
These amounts primarily represent fees for professional services rendered for the audit of the financial statements of our employee benefit plans.

(3)
These amounts represent fees for advisory and consulting services rendered for a review of certain Company policies and procedures. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC's independence.

Audit Committee Pre-Approval Policy

             Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee has responsibility for (i) appointing, (ii) negotiating and setting the compensation of and (iii) overseeing the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditors to ensure that providing such services does not impair the auditors' independence. There are two types of pre-approval under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category

World Fuel Services Corporation | 2016 Proxy Statement 74

annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved. Specific pre-approval must be obtained from the Audit Committee.

             The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and non-audit services to be provided by the independent registered certified public accounting firm so long as such services: (a) involve fees of less than $25,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting.

Report of the Audit Committee

             The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2015 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

             Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm's communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from us and our management.

             In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2015 fiscal year for filing with the SEC.

John L. Manley, Chairman
Richard A. Kassar, Member
Myles Klein, Member
J. Thomas Presby, Member

             Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
FOR THE 2016 FISCAL YEAR

World Fuel Services Corporation | 2016 Proxy Statement 75

VIII. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 28, 2016, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2015; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent(2)
Holding more than 5%
FMR, LLC(3)	10,617,000		15.0%
BlackRock, Inc.(4)	5,568,582		7.9%
The Vanguard Group, Inc.(5)	5,078,654		7.2%
Named executive officers and directors:
Michael J. Kasbar	821,029	(6)	1.2%
Ira M. Birns	94,138	(7)	*
Michael S. Clementi	76,571		*
Ken Bakshi	35,400	(8)	*
Jorge L. Benitez	4,032	(9)	*
Richard A. Kassar	38,307	(10)	*
Myles Klein	33,490	(11)	*
John L. Manley	19,471	(12)	*
J. Thomas Presby	30,187	(13)	*
Stephen K. Roddenberry	66,022	(14)	*
Paul H. Stebbins	379,857	(15)	*
All executive officers and directors as a group (13 persons)	1,628,204	(16)	2.3%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

(2)
The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Accordingly, in determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of March 28, 2016 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power with respect to the shares shown as beneficially owned. The number of shares of common stock that could be obtained on exercise of SSARs is calculated by (a) multiplying the number of outstanding SSARs which can be exercised within 60 days of March 28, 2016, by the difference between the closing price of $47.63 for our common
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  stock on March 28, 2016 and the SSAR exercise price and (b) dividing such number by $47.63. The percentages shown are based on 70,835,365 shares of common stock issued and outstanding on March 28, 2016.

(3)
Based on a Schedule 13G/A, as filed with the SEC on February 12, 2016. FMR, LLC, 245 Summer Street, Boston, MA 02210, a parent holding company in accordance with Rule 13d-1(b)(ii)(G) of the Exchange Act, is the beneficial owner of 10,617,000 shares of our outstanding common stock, of which they hold sole voting power with respect to 2,545,572 shares and sole investment power with respect to all of the beneficially owned shares.

(4)
Based on a Schedule 13G/A, as filed with the SEC on February 10, 2016. BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, is the beneficial owner of 5,568,582 shares of our outstanding common stock, of which they hold sole voting power with respect to 5,271,281 shares and sole investment power with respect to all of the beneficially owned shares.

(5)
Based on a Schedule 13G/A, as filed with the SEC on February 11, 2016. The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) and two wholly owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., are the beneficial owners of 5,078,654 shares of our outstanding common stock. The Vanguard Group, Inc. holds sole voting power with respect to 51,464 shares, shared voting power with respect to 3,800 shares, sole investment power with respect to 5,027,790 shares and shared investing power with respect to 50,864 shares beneficially owned.

(6)
This amount includes 7,826 shares of common stock which may be acquired on exercise of SSARs within 60 days of March 28, 2016. 1,340 of the reported shares of common stock are indirectly held by Mr. Kasbar's spouse. This amount excludes 490,000 shares of restricted stock (which represent the maximum number of shares that may be acquired by Mr. Kasbar under the 2012 Special Long-Term Incentive Award in 2017), as well as 77,241 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Kasbar has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting. This amount also includes 203,784 shares that were pledged as collateral for a personal loan.

(7)
This amount includes 4,132 shares of common stock which may be acquired on exercise of SSARs within 60 days of March 28, 2016. This amount excludes 85,000 shares of restricted stock (which represent the maximum number of shares that may be acquired by Mr. Birns under the 2012 Special Long-Term Incentive Award in 2017), as well as 29,941 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Birns has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.

(8)
This amount includes 33,704 shares of common stock issuable pursuant to the settlement of stock units and RSUs that are vested or will vest within 60 days of March 28, 2016. Upon settlement, 29,389 shares will be delivered to Mr. Bakshi upon his departure from the Board, 1,399 will be delivered in May 2016 and the balance will be delivered on the
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  earlier of his departure from the Board or the third anniversary of the respective grant date.

(9)
This amount includes 3,415 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of March 28, 2016. Upon settlement, 1,399 shares will be delivered to Mr. Benitez in May 2016 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(10)
This amount includes 20,994 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of March 28, 2016. Upon settlement, 16,679 shares will be delivered to Mr. Kassar upon his departure from the Board, 1,399 will be delivered in May 2016 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(11)
This amount includes 20,994 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of March 28, 2016. Upon settlement of the RSUs, 16,679 shares will be delivered to Mr. Klein upon his departure from the Board, 1,399 will be delivered in May 2016 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date. 10,486 of the shares of common stock beneficially owned by Mr. Klein are held by a trust, for which Mr. Klein serves as trustee.

(12)
This amount includes 6,064 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of March 28, 2016. Upon settlement of the RSUs, 1,749 shares will be delivered to Mr. Manley upon his departure from the Board, 1,399 will be delivered in May 2016 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(13)
This amount includes 25,104 shares of common stock issuable pursuant to the settlement of stock units and RSUs that are vested or will vest within 60 days of March 28, 2016. Upon settlement, 20,789 shares will be delivered to Mr. Presby upon his departure from the Board, 1,399 will be delivered in May 2016 and the balance of the RSUs will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(14)
This amount includes 20,994 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of March 28, 2016. Upon settlement of the RSUs, 16,679 shares will be delivered to Mr. Roddenberry upon his departure from the Board, 1,399 will be delivered in May 2016 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date.

(15)
This amount includes 3,171 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of March 28, 2016. Upon settlement, 1,299 shares will be delivered to Mr. Stebbins in May 2016 and the balance will be delivered on the earlier of his departure from the Board or the third anniversary of the respective grant date. 47,200 of the shares of common stock beneficially owned by Mr. Stebbins are held by a revocable trust, for which Mr. Stebbins serves as trustee and 328,051 are held by Mr. Stebbins' grantor retained annuity trust.

(16)
This amount includes an aggregate of 176,099 shares issuable pursuant to RSUs or SSARs that vested or will vest within 60 days after March 28, 2016.
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IX. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

             Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based solely on a review of such reports that were filed with the SEC, all filings required of directors and Section 16 officers and persons who own more than 10% of our common stock in 2015 were made on a timely basis.

Shareholder Proposals for the 2017 Annual Meeting

             Proposals for Inclusion in the Proxy Statement.    The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2017 annual meeting of shareholders, or the "2017 Annual Meeting," is December 13, 2016. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

             Proposals not Included in the Proxy Statement and Nominations for Director.    Shareholder proposals not included in the Company's proxy statement and shareholder nominations for director may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in the Company's By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 26, 2017) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2017 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on January 26, 2017 and no later than the close of business on February 27, 2017. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in the Company's By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties' stock holdings and derivative positions in the Company's securities. If we hold the 2017 Annual Meeting more than 30 days earlier or more than 60 days later than such anniversary date, we must receive your notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

             The Company's By-Laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information the Company deems appropriate to ascertain the nominee's qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

             The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. Such request and any shareholder proposals or director nominations should be sent to our Corporate Secretary at our principal executive offices.

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List of Shareholders Entitled to Vote at the Annual Meeting

             The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Expenses Relating to this Proxy Solicitation

             We will bear the cost of the solicitation of proxies from our shareholders, including preparing, printing and mailing the Notice and this proxy statement. In addition to solicitations by mail, our directors, officers and employees, and those of our subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. We may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

Communication with our Board of Directors

             Any interested party can contact our Board, any Board committee, our presiding director, our lead independent director, the non- management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Miami, Florida 33178, (ii) contacting our compliance hotline at (877) 787-8742 (Toll Free Domestic) or (770) 776-5690 (Collect) or (iii) accessing www.reportlineweb.com/wfs on the Internet. Such communications may be submitted on an anonymous or confidential basis. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Available Information

             We maintain an Internet website at www.wfscorp.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee, Governance Committee and Technology and Operations Committee, together with other corporate governance materials, such as our Corporate Governance Principles and Code of Conduct, can be found under the Investor Relations—Corporate Governance section of our website located at www.wfscorp.com, and such information is also available in print to any shareholder who requests it by writing to our Corporate Secretary at the address below.

             We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our 2015 annual report on Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, through the Investor Relations—Corporate Governance section of our Internet website, located at www.wfscorp.com. A request for a copy of such report should be directed to World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary. A copy of any exhibit to the 2015 annual report on

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Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.

Electronic Delivery

             Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our proxy statement and annual report. This process has allowed us to expedite our shareholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail at no charge upon request.

Householding

             We have adopted a procedure approved by the SEC called "householding." Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

             If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Wells Fargo Shareowner Services (in writing: P.O. Box 64854, St. Paul, MN 55164-0854, or by telephone: (800) 468-9716 or (651) 450-4064).

             If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Wells Fargo Shareowner Services as indicated above. Beneficial shareholders can request information about householding from their broker, bank, trustee, agent or other record holder.

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Annex A

WORLD FUEL SERVICES CORPORATION
2016 OMNIBUS PLAN

SECTION I
 GENERAL

             1.1    Purpose.    The World Fuel Services Corporation 2016 Omnibus Plan (the "Plan") has been established by World Fuel Services Corporation (the "Company"), a Florida corporation, to: (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further align Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

             1.2    Participation.    Subject to the terms and conditions of the Plan, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

             1.3    Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section IV (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section VIII of the Plan).

SECTION II
 OPTIONS AND SARS

             2.1    Definitions.

             (a)        An "Option" is a right that entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section II may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. Only Employees of the Company or any Subsidiary shall be eligible to be awarded Incentive Stock Options under the Plan. A "Non-Qualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in Section 422(b) of the Code.

             (b)        A "Stock Appreciation Right" or "SAR" is a right that entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 4.7), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

             2.2    Exercise Price.    The "Exercise Price" of each share of Stock purchasable under an Option and each SAR shall be determined by the Committee, provided that such Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of

World Fuel Services Corporation | 2016 Proxy Statement A-1

the Option or SAR and shall not, in any event, be less than the par value of a share of Stock on the date of grant of the Option or SAR. If an Eligible Person owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such person, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a share of Stock on the date that the Incentive Stock Option is granted.

             2.3    Exercise.    An Option and an SAR shall become exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, but in no event shall the Option or SAR remain exercisable after the seven-year anniversary of the date of grant.

             2.4    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section II shall be subject to the following:

             (a)        Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement described in Section 2.4(c), payment may be made as soon as practicable after the exercise).

             (b)        The Exercise Price shall be payable in cash or, in the discretion of the Committee, either by tendering shares of Stock (by actual delivery of shares or by attestation), or by the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the Option, in each case valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

             (c)        The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

             2.5    Settlement of Award.    Settlement of Options and SARs is subject to Section 4.7.

SECTION III
 OTHER AWARDS

             3.1    Definitions.

             (a)        A "Cash Incentive Award" is a grant of a right to receive a designated dollar value amount in cash that is not calculated by reference to the Fair Market Value of a share of Stock and is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

             (b)        An "Other Stock-Based Award" is any Award other than an Option, SAR, Stock Unit Award, Restricted Stock Award or Restricted Stock Unit Award, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock (including without limitation any award of shares of Stock that is not subject to any

World Fuel Services Corporation | 2016 Proxy Statement A-2

vesting or other restrictions and any awards of shares of Stock in lieu of obligations to pay cash or deliver other property under the Plan or under any other plan or compensatory arrangements).

             (c)        A "Performance Compensation Award" is the grant of any Award, other than an Option or SAR, designated by the Committee as a Performance Compensation Award pursuant to Section 3.2(b) that is contingent on the achievement of Performance Measures or, in the event such Award is not intended to be "qualified performance-based compensation" under Section 162(m) of the Code, other performance objectives as determined by the Committee, during a specified period.

             (d)        A "Restricted Stock Award" is a grant of shares of Stock with such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

             (e)        A "Restricted Stock Unit Award" is the grant of a right to receive shares of Stock, cash, other securities or other Awards (as determined in accordance with Section 4.7) in the future, with such right to future delivery of such shares of Stock, cash, other securities or other Awards subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

             (f)         A "Stock Unit Award" is the grant of a right to receive shares of Stock in the future, which right is not subject to future vesting conditions.

             3.2    Restrictions on Awards.    Each Stock Unit Award, Performance Compensation Award, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award and Cash Incentive Award shall be subject to the following:

             (a)        Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

             (b)        The Committee may designate any such Award as a Performance Compensation Award that is intended to be "qualified performance-based compensation" as that term is used in Section 162(m) of the Code. The grant or vesting of any such Awards so designated shall be conditioned on the achievement of one or more "Performance Measures", to the extent required by Section 162(m) of the Code. The Performance Measures shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." One or more of the following business criteria for the Company, on a consolidated basis, and/or for any Subsidiary, or for business or geographical units of the Company and/or any Subsidiary (except with respect to the shareholder return measures and earnings per share criteria), shall be used by the Committee in establishing Performance Measures for such Performance Compensation Awards: (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) gross or net profitability/profit margins (including profitability of a product or service); (5) return measures (including return on net assets, investment, capital, equity, or sales); (6) economic value; enterprise value; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before non-recurring or special items; (9) operating income; income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding

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budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (10) working capital; (11) costs or expenses (including specified types or categories thereof); (12) identification and/or consummation of investment opportunities or completion of specified projects, including strategic mergers, acquisitions or divestitures; (13) shareholder return measures; share price; (14) debt reduction or borrowing levels; (15) improvements in capital structure; (16) sales or product volume; days sales outstanding; (17) market share (in the aggregate or by segment); (18) ratios (including operating, leverage, combined); (19) book, economic book or intrinsic book value (including book value per share); (20) entry into new markets, either geographically or by business unit; (21) customer retention and satisfaction; (22) safety and accident rates; (23) strategic plan development and implementation, including turnaround plans; and (24) funds from operations. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are selected by the Committee. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or any of its Affiliates, Subsidiaries, divisions, segments or operating units (to the extent applicable to such Performance Measure) or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles. For Awards under this Section III intended to be "qualified performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Section 162(m) of the Code and the determination in the immediately preceding sentence shall be consistent with Section 162(m) of the Code. The Committee may, in its discretion, reduce the amount payable with respect to any Awards subject to this Section 3.2(b), but may not exercise any discretion to increase any such amount. No Participant shall receive any payment under the Plan that is subject to this Section 3.2(b) unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Measures and any other material terms previously established by the Committee, have been satisfied.

             (c)        Any such Award (other than a Cash Incentive Award) shall be subject to a minimum vesting period of one (1) year, which minimum vesting period shall be deemed satisfied with respect to an Award granted to an Independent Director in connection with an annual shareholder meeting if such Award vests upon or after the immediately following annual shareholder meeting.

             (d)        Notwithstanding 3.2(c) above, up to five percent (5%) of the shares of Stock available under the Plan may be granted free of any vesting requirements. Shares of Stock issued to Eligible Persons pursuant to their election to receive shares of Stock in lieu of cash compensation shall not count against this limit.

SECTION IV
 OPERATION AND ADMINISTRATION

             4.1    Effective Date; Term of Plan. The Plan shall be effective as of the Effective Date and shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the tenth anniversary of the Effective Date.

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             4.2    Shares Subject to Plan.    The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

             (a)        The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

             (b)        Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of (i) 2,500,000 and (ii) any Shares with respect to awards granted under the Prior Plan that are forfeited or canceled following the date that the Plan is approved by the Company's shareholders, provided that, for the avoidance of doubt, clause (ii) shall not include any Shares with respect to awards granted under the Prior Plan that are withheld or tendered to the Company to satisfy the applicable tax withholding obligation or in payment of the exercise price of such award.

             (c)        To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the shares of Stock are withheld or are tendered (by actual delivery or by attestation) to the Company, in either case, to satisfy the applicable tax withholding obligation or in payment of the exercise price of the Award, such shares shall be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

             (d)        Upon exercise of a stock-settled SAR, each such stock-settled SAR originally granted shall be counted as one share of Stock against the maximum aggregate number of shares of Stock that may be delivered pursuant to Awards granted under the Plan as provided in Section 4.2(b), regardless of the number of shares of Stock actually delivered upon settlement of such stock-settled SAR.

             (e)        Subject to Section 4.2(f), the following additional maximums are imposed under the Plan.

                        (i)  The maximum number of shares of Stock that may be issued as a result of the exercise of Options intended to be Incentive Stock Options shall be 2,500,000.

                       (ii)  With respect to Awards that are intended to be "qualified performance-based compensation" (as that term is used for purposes of Section 162(m) of the Code),

                     (A)       in the case of such Awards that are settled in shares of Stock, no more than 600,000 shares of Stock may be subject to such Awards granted to any one Participant with respect to any one fiscal-year period (multiplied by the number of complete fiscal year periods (and fractions thereof) over which the performance criteria are measured if based upon satisfaction of performance criteria measured over a period of more than one fiscal year);

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                     (B)       in the case of such Awards that are settled in cash based on the Fair Market Value of a share of Stock, the maximum aggregate amount of cash that may be paid pursuant to such Awards granted to any one Participant with respect to any one fiscal-year period shall be equal to 600,000 shares of Stock multiplied by the per share Fair Market Value as of the relevant vesting, payment or settlement date (multiplied by the number of complete fiscal year periods (and fractions thereof) over which the performance criteria are measured if based upon satisfaction of performance criteria measured over a period of more than one fiscal year); and

                     (C)       in the case of all such Awards other than those described in clauses (A) and (B), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than shares of Stock that may be paid or delivered pursuant to such Awards granted to any one Participant in any one fiscal-year period shall be equal to $5,000,000 (multiplied by the number of complete fiscal year periods (and fractions thereof) over which the performance criteria are measured if based upon satisfaction of performance criteria measured over a period of more than one fiscal year).

                      (iii)  With respect to Awards granted to Independent Directors, (A) in the case of such Awards that are settled in shares of Stock, no more than 60,000 shares of Stock may be subject to such Awards granted to any one Independent Director in any fiscal year, (B) in the case of such Awards that are settled in cash based on the Fair Market Value of a share of Stock, the maximum aggregate amount of cash that may be paid pursuant to such Awards granted to any one Independent Director in any fiscal year shall be equal to 60,000 shares of Stock multiplied by the per share Fair Market Value as of the relevant vesting, payment or settlement date, and (C) in the case of all Awards other than those described in clauses (A) and (B), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than shares of Stock that may be paid or delivered pursuant to such Awards to any one Independent Director in any fiscal year shall be equal to $500,000.

                      (iv)  Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares of stock available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for delivery under the Plan; provided that Awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, officers, or members of the board of directors of the Company or Subsidiaries, or consultants or other persons providing services to the Company or any Subsidiary, prior to such acquisition or combination.

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             (f)         In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, reverse stock split, split-up, rights offering, recapitalization or non-recurring cash dividend or other distribution (whether in the form of shares of Stock, other securities or other property), the Committee shall adjust each Award, in such manner as the Committee shall determine, to prevent dilution or enlargement of the rights of the holders with respect to outstanding awards. In addition, in the event of any merger, consolidation, combination, exchange of shares or other similar corporate transaction (including any Change of Control), the Committee may make other adjustments to outstanding Awards (and to any limitations on the number or kind of Awards that may be granted under the Plan in the future) to preserve the benefits or potential benefits of the Awards. Action by the Committee pursuant to this Section 4.2(f) may include, to the extent that the Committee determines to be appropriate: (i) adjustment to the number or kind of shares which may be delivered under the Plan, including but not limited to, increases in the limitations set forth in subsection (b) above and paragraphs (i) through (iii) of subsection (e) above; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable or appropriate, including but not limited to, (A) a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Stock subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (B) cancel and terminate any Option or SAR having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Stock subject to such Option or SAR without any payment or consideration therefor.

             4.3    General Restrictions.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

             (a)        Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

             (b)        To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

             4.4    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, through the withholding of shares of Stock that otherwise would have been delivered pursuant to the Award, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

             4.5    Grant and Use of Awards.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be

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granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

             4.6    Dividends and Dividend Equivalents.    An Award (other than an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents or the withholding of such amounts subject to vesting of the underlying Award. Notwithstanding the foregoing, a Participant shall be eligible to receive dividends or dividend equivalents in respect of any Award that vests or is payable upon the achievement of Performance Measures only to the extent that (a) the relevant Performance Measures are achieved and (b) all or some portion of such Award has been earned for the applicable period.

             4.7    Settlement of Awards.    The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to applicable law and such rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

             4.8    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

             4.9    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee or its designee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee or its designee shall require.

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             4.10    Agreement with Company.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

             4.11    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary regarding the Plan shall be by resolution of the Committee, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by one or more duly authorized officers of the Company.

             4.12    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

             4.13    Limitation of Implied Rights.

             (a)        Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

             (b)        The Plan does not constitute a contract of employment, and selection as a Participant will not give such Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

             4.14    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION V
 CHANGE OF CONTROL

             5.1    Change of Control.    Subject to the provisions of Section 4.2(f) (relating to the adjustment of shares), unless otherwise provided in the applicable Award Agreement or an individual employment agreement, in the event of a Change of Control, all Awards that are outstanding and unvested as of immediately prior to a Change of Control (after giving effect to any action by the Committee pursuant to Section 4.2(f)) shall remain outstanding and unvested immediately thereafter, provided, however, that, if within 12 months following a Change of

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Control, a Participant's employment or services, as applicable, with the Company and its Affiliates is terminated without Cause, then (a) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination and (b) all other outstanding Awards (i.e., other than Options and SARs) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of the date of such termination.

             5.2    Substitution or Assumption.    Notwithstanding Section 5.1 and unless otherwise provided in the applicable Award Agreement or an individual employment agreement, in the event of a Change of Control, unless provision is made in connection with the Change of Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and, if applicable, Exercise Prices and Performance Measures, in each case, that the Committee determines will preserve the material terms and conditions of such Awards as in effect immediately prior to the Change of Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the awards (if any) as of the Change of Control, difficulty of achieving Performance Measures (if applicable) and transferability of the shares underlying such Awards) (a) all outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control and (b) all other outstanding Awards (i.e., other than Options, and SARs) then held by Participants that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

             5.3    Section 409A and Change of Control.    Notwithstanding Section 5.2 and unless otherwise provided in the applicable Award Agreement or an individual employment agreement, if any amount payable pursuant to an Award constitutes deferred compensation that is subject to Section 409A of the Code, in the event of a Change of Control, to the extent provided in Section 5.2, any unvested but outstanding Awards shall automatically vest as of the date of such Change of Control and shall not be subject to the forfeiture restrictions following such Change of Control; provided that in the event that such Change of Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code or to the extent that payment upon such Change of Control would otherwise violate Section 409A of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change of Control.

SECTION VI
 COMMITTEE

             6.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section VI. The Committee shall be selected by the Board, and shall be comprised solely of two or more members of the Board, each of whom, to the extent required under applicable laws and rules, shall be (i) an "outside director", within the meaning of Section 162(m) of the Code,

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(ii) "independent", within the meaning of the rules of the New York Stock Exchange or, if the shares of Stock are not listed for trading on the New York Stock Exchange, under the rules of the applicable securities exchange on which the shares are listed or quoted and (iii) a "Non-Employee Director", within the meaning of Rule 16b-3 as promulgated and interpreted by the Securities and Exchange Commission under the Exchange Act (each an "Independent Director"). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that in that event, any such action taken by the Board shall require the approval of at least a majority of the Independent Directors.

             6.2    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

             (a)        Subject to the provisions of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority (i) to select from among the Eligible Persons those persons who shall receive Awards, (ii) to determine the time or times of receipt, (iii) to determine the types of Awards and the number of shares or dollar value covered by the Awards, (iv) to establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and settlement and other provisions of the Awards, (v) to interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (vi) grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (vii) subject to the restrictions imposed by Section VII, to cancel or suspend Awards; provided, however, that, notwithstanding the provisions of this Section 6.2, the Committee shall not have the authority to accelerate vesting of an Award in the event of a Participant's termination of employment other than in connection with the Participant's death or disability.

             (b)        To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

             (c)        The Committee will have full and complete authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan; it being the intention of the Plan that the Committee have the utmost authority and discretion permitted by law in making decisions and performing its other functions under the Plan.

             (d)        Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

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             (e)        In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Articles of Incorporation and By-laws of the Company, and applicable state corporate law.

             (f)         In no event, however, shall the Committee have the power to cancel outstanding Options or SARs for the purpose of repricing or otherwise replacing or re-granting such Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR, unless such action is approved by the Company's shareholders. For the avoidance of doubt, an adjustment to the Exercise Price made in accordance with Section 4.2(f) or as a result of a substitution pursuant to Section V shall not be considered a re-pricing for purposes of this Section 6.2(f).

             6.3    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. In the event of any delegations described in this Section 6.3, the term "Committee", as used herein, shall include any persons so delegated to the extent of such delegation.

             6.4    Awards to Independent Directors.    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

             6.5    Information to be Furnished to Committee.    The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

             6.6    Limitation of Liability.    The Committee, each member thereof, and any other person acting pursuant to authority delegated by the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Company, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or any other person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company acting at the direction or on behalf of the Committee or other delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

             6.7    Indemnification.    Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the

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Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

             6.8    Code Section 409A.

             (a)        If any Award constitutes a "nonqualified deferred compensation plan" under Section 409A of the Code (a "Section 409A Plan"), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

                        (i)  Payments under the Section 409A Plan may not be made earlier than (A) the Participant's "separation from service", (B) the date the Participant becomes "disabled", (C) the Participant's death, (D) a "specified time (or pursuant to a fixed schedule)" specified in the Award Agreement at the date of the deferral of such compensation, (E) a "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation", or (F) the occurrence of an "unforeseeable emergency";

                       (ii)  The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

                      (iii)  Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code;

                      (iv)  In the case of any Participant who is a "specified employee", a distribution on account of a "separation from service" may not be made before the date which is six months after the date of the Participant's "separation from service" (or, if earlier, the date of the Participant's death); and

                       (v)  In the case of any such Awards that are payable upon a Change of Control, notwithstanding any provision of the Plan to the contrary, the Company will not be deemed to have undergone a Change of Control unless the Company has undergone a "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of a corporation" within the meaning of Section 409A(a)(2)(A)(v) of the Code.

    For purposes of the foregoing, the words and phrases in quotations in this Section 6.8 shall be defined in the same manner as those words and phrases are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

             (b)        Any Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the

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Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. Further, in the event that the Plan, any Award Agreement or any Award shall be deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

SECTION VII
 AMENDMENT AND TERMINATION

             The Board may, at any time, amend or terminate the Plan, and the Board or Committee may, at any time, amend any Award outstanding thereunder, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that any amendment made to comply with applicable law, tax rules, securities exchange rules or accounting rules and adjustments pursuant to Section 4.2(f) shall not be subject to the foregoing limitations of this Section VII. Notwithstanding the foregoing, approval of the Company's shareholders shall be required for any amendment or alteration of the Plan if such shareholder approval is required by any federal or state law or regulation (including without limitation, Rule 16b-3 under the Exchange Act or Section 162(m) of the Code or the rules of any securities exchange or automated quotation system on which the shares of Stock may then be listed or quoted). Unless otherwise determined by the Committee, any amendments to the Plan will apply prospectively only.

SECTION VIII
 DEFINED TERMS

             In addition to the other definitions contained herein, the following definitions shall apply:

             (a)        Affiliate.    The term "Affiliate" means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

             (b)        Award.    The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Performance Compensation Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Other Stock-Based Awards and Cash Incentive Awards.

             (c)        Board.    The term "Board" shall have the meaning set forth in Section 1.2.

             (d)        Cash Incentive Award.    The term "Cash Incentive Award" shall have the meaning set forth in Section 3.1(a).

             (e)        Cause.    The term "Cause" (i) shall have the meaning set forth in an Award Agreement or in an individual employment agreement between the Participant and the

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Company, if any or (ii) if there is no definition set forth in an Award Agreement or applicable employment agreement, means

                 (A)       the material failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any Subsidiary (or any successor company);

                 (B)       any material violation or material breach by the Participant of his or her employment agreement, consulting or other similar agreement with the Company or any Subsidiary (or successor company), if any;

                 (C)       any material violation or material breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any Subsidiary (or successor company);

                 (D)       any material violation or material breach by the Participant of the Company's Code of Conduct or any other Company (or successor company) policy;

                 (E)       any act by the Participant of material dishonesty or fraud that injures the reputation or business of the Company or any Subsidiary (or successor company); or

                 (F)        the conviction of or entry of a plea of guilty or nolo contender to a felony or a crime involving moral turpitude.

The good faith determination by the Committee of whether the Participant's employment or service was terminated for "Cause" shall be final and binding for all purposes hereunder.

             (f)         Change of Control.    For purposes of this Plan, a "Change of Control" means any one of the following events:

                        (i)  any person or "group" as defined in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan or plans of the Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that, for purposes of this subparagraph (i), any acquisition directly from the Company shall not constitute a Change of Control; or

                       (ii)  any merger, consolidation, reorganization or similar event of the Company or any of its Subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

                      (iii)  the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Board" generally and as of the Effective Date the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of

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    directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                      (iv)  there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

             (g)        Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

             (h)        Committee.    The term "Committee" shall have the meaning set forth in Section 1.2.

             (i)         Company.    The term "Company" shall have the meaning set forth in Section 1.1.

             (j)         Effective Date.    The term "Effective Date" means the date on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) (if applicable) and 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any securities exchange or automated quotation system on which the Stock may be listed or quoted, and any other laws, regulations and obligations of the Company applicable to the Plan.

             (k)        Eligible Person.    The term "Eligible Person" means any employee, officer or member of the board of directors of the Company or a Subsidiary, or any consultant or other person who performs services for the Company or any Subsidiary, including any prospective employee, officer, member or consultant.

             (l)         Exchange Act.    The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

             (m)       Exercise Price.    The term "Exercise Price" shall have the meaning set forth in Section 2.2.

             (n)        Fair Market Value.    The term "Fair Market Value" means (i) with respect to any property other than shares of Stock, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to a share of Stock as of any date,

                 (A)       if the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the "Fair Market Value" as of that date shall be the closing sales price of the Stock on the day that the Award is granted on the principal exchange or market on which the Stock is then listed or admitted to trading;

World Fuel Services Corporation | 2016 Proxy Statement A-16

                 (B)       if sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on the day that the Award is granted as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; and

                 (C)       if the day is not a trading day, and as a result, paragraphs (A) and (B) next above are inapplicable, the Fair Market Value of the Stock shall be determined as on the most recent trading day prior to the date the Award is granted. If paragraphs (A) and (B) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

             (o)        Incentive Stock Option.    The term "Incentive Stock Option" shall have the meaning set forth in Section 2.1(a).

             (p)        Independent Director.    The term "Independent Director" shall have the meaning set forth in Section 6.1.

             (q)        Non-Qualified Stock Option.    The term "Non-Qualified Stock Option" shall have the meaning set forth in Section 2.1(a).

             (r)         Option.    The term "Option" shall have the meaning set forth in Section 2.1(a).

             (s)         Other Stock-Based Award.    The term "Other Stock-Based Award" shall have the meaning set forth in Section 3.1(b).

             (t)         Participants.    The term "Participants" shall have the meaning set forth in Section 1.2.

             (u)        Performance Compensation Award.    The term "Performance Compensation Award" shall have the meaning set forth in Section 3.1(c).

             (v)        Performance Measure.    The term "Performance Measure" shall have the meaning set forth in Section 3.2(b).

             (w)       Plan.    The term "Plan" shall have the meaning set forth in Section 1.1

             (x)        Prior Plan.    The term "Prior Plan" shall mean the World Fuel Services Corporation 2006 Omnibus Plan, as amended and restated.

             (y)        Restricted Stock Award.    The term "Restricted Stock Award" shall have the meaning set forth in Section 3.1(d).

             (z)        Restricted Stock Unit Award.    The term "Restricted Stock Unit Award" shall have the meaning set forth in Section 3.1(e).

             (aa)      SAR.    The term "SAR" shall have the meaning set forth in Section 2.1(b).

             (bb)      Stock Appreciation Right.    The term "Stock Appreciation Right" shall have the meaning set forth in Section 2.1(b).

             (cc)       Stock Unit Award.    The term "Stock Unit Award" shall have the meaning set forth in Section 3.1(f).

             (dd)      Subsidiary.    The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Section 424(f) of the Code) with respect to the Company.

             (ee)      Substitute Awards.    The term "Substitute Awards" means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

             (ff)       Stock.    The term "Stock" means shares of common stock, par value $.01 per share, of the Company.

World Fuel Services Corporation | 2016 Proxy Statement A-17

WORLD FUEL SERVICES CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

THURSDAY, MAY 26, 2016

The undersigned shareholder acknowledges receipt of the Notice of Internet Availability of Proxy Materials and hereby appoints Michael J. Kasbar and Paul H. Stebbins or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of World Fuel Services Corporation (“World Fuel”) at the annual meeting of shareholders to be held at World Fuel’s offices at 9800 Northwest 41st Street, Miami, Florida 33178 on Thursday, May 26, 2016, at 8:00 a.m., Eastern Time, and at any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED.  THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND “FOR” PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.  THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Please Sign on Reverse Side)

Address Changes/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR the director nominees in proposal 1 and FOR proposals 2, 3 and 4.  If no specification is made, the shares will be voted in accordance with such Board of Directors’ recommendation.

1. Election of director nominees each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified:

		FOR	WITHHOLD AUTHORITY

1.	Michael J. Kasbar	☐	☐
2.	Ken Bakshi	☐	☐
3.	Jorge L. Benitez	☐	☐
4.	Richard A. Kassar	☐	☐
5.	Myles Klein	☐	☐
6.	John L. Manley	☐	☐
7.	J. Thomas Presby	☐	☐
8.	Stephen K. Roddenberry	☐	☐
9.	Paul H. Stebbins	☐	☐

Please Mark Here for Address Change or Comments ☐

SEE REVERSE SIDE

2. Approval of the World Fuel Services Corporation  2016 Omnibus Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. Approval of the non-binding, advisory vote on executive compensation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

4. Ratification of the appointment of PricewaterhouseCoopers LLP as World Fuel’s independent registered public accounting firm for the 2016 fiscal year.

FOR	AGAINST	ABSTAIN

☐	☐	☐

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.

Note. Such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

☐            WILL ATTEND

Signature	Signature	Date

Signature should agree with name printed hereon.  If stock is held in the name of more than one person, EACH joint owner should sign.  Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign.  Attorneys should submit powers of attorney.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE PROXY SUBMISSION, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy submission is available through 11:59 p.m. Eastern Time the day prior to Annual Meeting day.

Your Internet or telephone proxy submission authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET                                                     OR                                              TELEPHONE

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To submit a proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

World Fuel’s proxy statement and annual report are available online at www.proxyvote.com.